                                                                     Exhibit 2.5

                                                                  EXECUTION COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            CAMELOT CARE CORPORATION,

                  THE SHAREHOLDERS OF CAMELOT CARE CORPORATION,

              STEVEN I. GERINGER, AS SHAREHOLDERS' REPRESENTATIVE,

                         CAMELOT ACQUISITION CORPORATION

                                       AND

                       THE PROVIDENCE SERVICE CORPORATION

                                December 11, 2001

================================================================================

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                                TABLE OF CONTENTS
                                -----------------

                                                                        Page No.
                                                                        --------
ARTICLE I THE MERGER........................................................   2

   1.1    The Merger........................................................   2
   1.2    Effective Time....................................................   2
   1.3    Certificate of Incorporation And By-laws..........................   2
   1.4    Directors.........................................................   3
   1.5    Officers..........................................................   3
   1.6    Sub Common Stock..................................................   3
   1.7    The Shares........................................................   3
   1.8    Payment of Consideration; Repayment of Funded Indebtedness........   5
   1.9    Delivery of the Shares............................................   5
   1.10   W.C. Adjustment...................................................   5
   1.11   Approval of Merger; Appraisal Rights..............................   7

ARTICLE II THE CLOSING......................................................   8

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY............   8

   3.1    Organization; Good Standing; Qualification and Power..............   8
   3.2    Equity Investments................................................   9
   3.3    Capital Stock.....................................................   9
   3.4    Approvals.........................................................  10
   3.5    Authority; Noncontravention; Consents.............................  10
   3.6    Financial Statements..............................................  11
   3.7    Absence of Undisclosed Liabilities................................  12
   3.8    Absence of Changes................................................  12
   3.9    Employment Agreements.............................................  14
   3.10   Tax Matters.......................................................  14
   3.11   ERISA Compliance..................................................  17
   3.12   Title to Assets, Properties and Rights and Related Matters........  19
   3.13   Real Property.....................................................  19
   3.14   Intellectual Property.............................................  20
   3.15   Agreements, No Defaults, Etc......................................  21
   3.16   Compliance With Laws..............................................  22
   3.17   Litigation, Etc...................................................  23
   3.18   Insurance.........................................................  23
   3.19   Labor Relations; Employees........................................  24
   3.20   Environmental Matters.............................................  25
   3.21   Change in Control.................................................  26
   3.22   State Takeover Statutes...........................................  26
   3.23   Conflicts of Interest.............................................  26
   3.24   Brokers...........................................................  26
   3.25   Related Transactions..............................................  27
   3.26   Accounts and Notes Receivable.....................................  27
   3.27   Accounts and Notes Payable........................................  27
   3.28   Regulatory Compliance.............................................  27
   3.29   Customer Relations................................................  28
   3.30   Bank Accounts; Power of Attorney..................................  28
   3.31   Certain Additional Regulatory Matters.............................  28
   3.32   Medicare/Medicaid Participation...................................  29

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
   3.33   Camelot Community Care............................................  30
   3.34   RTC Liabilities...................................................  30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...............  30

   4.1    Title to Shares...................................................  31
   4.2    Authority.........................................................  31
   4.3    Noncontravention..................................................  31
   4.4    Consents..........................................................  31
   4.5    Broker's Fees.....................................................  31
   4.6    Tax Matters.......................................................  32
   4.7    Restricted Securities.............................................  32
   4.8    Acquired for Investment...........................................  32
   4.9    Accredited Investor; Knowledgeable Investor.......................  32
   4.10   Information about the Parent......................................  32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PARENT......................  33

   5.1    Organization; Good Standing; Qualification and Power..............  33
   5.2    Equity Investments................................................  33
   5.3    Capital Stock.....................................................  33
   5.4    Authority; Noncontravention; Consents.............................  34
   5.5    Financial Statements..............................................  35
   5.6    Absence of Changes................................................  35
   5.7    Title to Assets, Properties and Rights and Related Matters........  36
   5.8    Agreements, No Defaults, Etc......................................  36
   5.9    Compliance With Laws..............................................  36
   5.10   Litigation, Etc...................................................  36
   5.11   Brokers...........................................................  37
   5.12   Financing.........................................................  37

ARTICLE VI CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING; ADDITIONAL
 AGREEMENTS.................................................................  37

   6.1    Affirmative Covenants.............................................  37
   6.2    Negative Covenants................................................  39
   6.3    Commercially Reasonable Efforts...................................  41
   6.4    Representations and Warranties....................................  41
   6.5    Consents..........................................................  41
   6.6    Public Announcements..............................................  41
   6.7    Negotiation with Others...........................................  41
   6.8    Notice of Prospective Breach......................................  42
   6.9    Directors and Officers............................................  42
   6.10   Parent Affirmative Covenants......................................  43
   6.11   Parent Negative Covenant..........................................  43

ARTICLE VII CONDITIONS......................................................  43

   7.1    Conditions to Each Party's Obligations............................  43
   7.2    Conditions to Obligations of the Parent and the Sub...............  44
   7.3    Conditions to Obligations of the Shareholders.....................  47

ARTICLE VIII INDEMNIFICATION................................................  49

   8.1    Indemnification Generally; Etc....................................  49
   8.2    Assertion of Claims...............................................  52
   8.3    Notice and Defense of Third-party Claims..........................  52
   8.4    Survival of Representations and Warranties........................  53

                                       ii

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
   8.5    No Third Party Reliance...........................................  54
   8.6    General Release...................................................  54
   8.7    Remedies Exclusive................................................  55

ARTICLE IX TERMINATION; EFFECT OF TERMINATION...............................  55

   9.1    Termination.......................................................  55
   9.2    Effect of Termination.............................................  56
   9.3    Shareholders' Representative......................................  56

ARTICLE X MISCELLANEOUS PROVISIONS..........................................  58

   10.1   Doramus Non-compete; Non-solicitation.............................  58
   10.2   Transaction Expenses..............................................  59
   10.3   Amendment.........................................................  59
   10.4   Entire Agreement..................................................  59
   10.5   Severability......................................................  59
   10.6   No Third-party Beneficiaries; Successors and Assigns..............  60
   10.7   Headings..........................................................  60
   10.8   Notices...........................................................  60
   10.9   Counterparts......................................................  61
   10.10  Governing Law.....................................................  62
   10.11  Incorporation of Exhibits and Schedules...........................  62
   10.12  Construction......................................................  62
   10.13  Non-merger of Representations and Warranties......................  62
   10.14  Remedies..........................................................  62
   10.15  Jurisdiction, Etc.................................................  62
   10.16  Waiver of Jury Trial..............................................  63
   10.17  Independence of Covenants and Representations and Warranties......  63
   10.18  Termination of Shareholder Agreements and Registration Rights
          Agreements........................................................  63

                                                                     Exhibit 2.5

                                       AGREEMENT AND PLAN OF MERGER (as amended,
                                   modified or supplemented, this "Agreement"), dated as of December 11, 2001, by and among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the "Parent"), CAMELOT ACQUISITION CORPORATION, a Delaware corporation (the "Sub"), CAMELOT CARE CORPORATION, a Delaware corporation (the "Company"), all of the shareholders of the Company, each of whom is listed on the signature pages hereto (collectively referred to herein as the "Shareholders" and each individually as a "Shareholder"), and STEVEN
                                   I. GERINGER, an individual, as Shareholders'
                                   Representative.

                                    RECITALS

     WHEREAS, the Company, individually and through its subsidiaries, is engaged in the business (the "Subject Business") of providing various types of behavioral health care services for children and adolescents, including, but not limited to, foster care and related services for dependent children, residential treatment services, in-home counseling interventions, and therapeutic school programs. The subsidiaries of the Company include Camelot Care Centers, Inc., an Illinois corporation ("Camelot Care"), Recips, Inc., a Florida corporation ("Recips"), and all other Persons in which the Company owns any capital stock or equity securities (collectively referred to herein as the "Subsidiaries").

     WHEREAS, as of the date hereof, the Shareholders are the sole shareholders of the Company, with each Shareholder owning that number of shares of (i) common stock, $.01 par value per share, of the Company (the "Common Stock") and/or (ii) Series A Convertible Preferred Stock, $.01 par value per share, of the Company (the "Preferred Stock") as is set forth opposite each such Shareholder's name on
Schedule I attached hereto.

     WHEREAS, the shares of the Company's Common Stock and Preferred Stock owned by the Shareholders are referred to herein as the "Shares".

     WHEREAS, the respective boards of directors and stockholders of the Sub and the Company have approved the merger (the "Merger") of Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

     WHEREAS, capitalized terms not otherwise defined shall have the meanings set forth in Annex I.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1  The Merger.
     ----------

     Upon the terms and subject to the conditions set forth herein, the Certificate of Merger and the DGCL, at the Effective Time the Sub shall be merged with and into the Company and the separate corporate existence of the Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the DGCL. At the election of the Parent, any direct or indirect subsidiary of the Parent may be substituted for the Sub as a constituent corporation in the Merger.

1.2  Effective Time.
     --------------

     On the Closing Date, the Parent, the Sub and the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as the Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

1.3  Certificate of Incorporation and By-laws.
     ----------------------------------------

            (a) The Certificate of Incorporation of the Company shall be amended and restated at the Effective Time in accordance with the relevant provisions of the DGCL to read in its entirety as set forth in Exhibit A hereto and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

            (b) The By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

1.4  Directors.
     ---------

     The directors of the Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.5  Officers.
     --------

     The officers of the Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.6  Sub Common Stock.
     ----------------

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of the Sub (the "Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation.

1.7  The Shares.
     ----------

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                 (i) each share of Common Stock duly issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive:

                       (A) an amount in cash (the "Common Stock Merger Cash Consideration") determined pursuant to the following formula:

             ($6,500,000 - Funded Indebtedness then outstanding) x 43.04660%
             ---------------------------------------------------------------
                 total number of shares of Common Stock then outstanding

                 ; plus

                       (B) a principal amount (the "Common Stock Merger Notes Consideration") of the convertible promissory notes of the Parent in the form attached hereto as Exhibit B (the "Notes") determined pursuant to the following formula:

                                       $3,500,000 x 43.04660%
                       -------------------------------------------------------
                       total number of shares of Common Stock then outstanding

                      ; plus

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

                       (C) a number of shares (the "Common Stock Merger Shares Consideration") of common stock, $.001 par value per share, of the Parent (the "Parent Shares") determined pursuant to the following formula:

                                       1,250,000 x 43.04660%
                       -------------------------------------------------------
                       total number of shares of Common Stock then outstanding

                      ; and

                 (ii) each share of Preferred Stock duly issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into the right to receive:

                       (A) an amount in cash (the "Preferred Stock Merger Cash Consideration") determined pursuant to the following formula:

            ($6,500,000 - Funded Indebtedness then outstanding) x 56.95340%
            ---------------------------------------------------------------
               total number of shares of Preferred Stock then outstanding

                      ; plus

                       (B) a principal amount (the "Preferred Stock Merger Notes Consideration") of Notes determined pursuant to the following formula:

                                    $3,500,000 x 56.95340%
                   -----------------------------------------------------------
                   total number of shares of Preferred Stock then outstanding

                      ; plus

                       (C) a number of Parent Shares (the "Preferred Stock Merger Shares Consideration") determined pursuant to the following formula:

                                  1,250,000 x 56.95340%
               ---------------------------------------------------------------
                 total number of shares of Preferred Stock then outstanding

            (b) On the W.C. Adjustment Final Determination Date, each Shareholder shall be entitled to receive such Shareholder's Shareholder Percentage of the W. C. Adjustment, if any (the "W.C. Adjustment
Consideration").

            (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Share held in the Company's treasury shall be cancelled and returned without payment of any consideration therefor.

            (d) At the Effective Time, each outstanding option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment of any character relating to the issued or unissued capital stock of the Company shall be cancelled and all rights to purchase shares of capital stock of the Company shall cease.

1.8  Payment of Consideration; Repayment of Funded Indebtedness.
     ----------------------------------------------------------

            (a) At the Closing, the Sub shall deliver to each Shareholder (i) by wire transfer of immediately available funds to an account designated in writing to the Sub by such Shareholder not less than two Business Days prior to the Closing Date the portion of the aggregate Merger Cash Consideration to which such Shareholder is entitled as determined pursuant to Section 1.7, (ii) stock certificates for the number of Parent Shares set forth opposite such Shareholder's name on Schedule I hereto, and (iii) a Note in the principal amount set forth opposite such Shareholder's name on Schedule I hereto.

            (b) The Merger Consideration to be paid by the Sub to the Shareholders pursuant to the Merger shall be deemed to be consideration for the Shares exchanged by the Shareholders in the Merger and the representations, warranties and covenants contained herein and in the Related Documents.

            (c) At the Closing, the Shareholders or the Company shall deliver to the holders of Funded Indebtedness designated by the Parent an amount sufficient to repay all such Funded Indebtedness outstanding immediately prior to the Closing, with the result that immediately following the Closing there will be no further monetary obligations of the Company and the Subsidiaries with respect to any such Funded Indebtedness outstanding immediately prior to the Closing. On the Closing Date, the Shareholders shall provide the Parent with customary pay-off-letters from all holders of such Funded Indebtedness outstanding immediately prior to the Closing, and make arrangements satisfactory to the Parent for such holders to provide to the Parent recordable form mortgage and lien discharges and releases, UCC-3s and other personal property security financing statements, canceled notes, trademark and patent relinquishments and other documents reasonably requested by the Parent simultaneously with the Closing to evidence the discharge and repayment of such Funded Indebtedness and the discharge and release of all Encumbrances securing such Funded Indebtedness.

1.9  Delivery of the Shares.
     ----------------------

     In consideration of the Sub's delivery of the Merger Consideration, each Shareholder shall deliver to the Sub at the Closing a certificate or certificates representing the Shares owned by such Shareholder as set forth on
Schedule I hereto, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Parent good and marketable title to the Shares free and clear of all Encumbrances or for cancellation by the Surviving Corporation, it being understood that the failure of any Shareholder to comply with this Section 1.9 shall not affect in any manner any of the transactions contemplated hereby (including the Merger).

1.10 W.C. Adjustment.
     ---------------

            (a) As promptly as practicable following the Closing Date (but in no event later than 180 days after the Closing Date), the Parent shall prepare a balance sheet (the "Closing

Balance Sheet") of the Company reflecting the financial position of the Company immediately prior to the Closing, and a statement (the "Final W.C. Statement") setting forth the computation of the Final W.C. (as defined below) derived therefrom, which statement shall be prepared in accordance with GAAP consistently applied in accordance with the balance sheet preparation principles and conventions set forth on Exhibit C attached hereto (the "Principles"). For purposes of preparing the Final W.C. Statement, "Final W.C." shall mean total consolidated current assets of the Company, other than the Excluded A.R., immediately prior to the Closing less total consolidated current liabilities of the Company (including current liabilities incurred, or related to, the Asset Disposition) immediately prior to the Closing.

            (b) Upon completion of the Final W.C. Statement, the Parent shall promptly deliver the same to the Shareholders' Representative with a notice (the "Parent's Notice of Adjustment") setting forth its proposed W.C. Adjustment, if any, as contemplated hereby. During the 30 days immediately following receipt of the Parent's Notice of Adjustment by the Shareholders' Representative, the Shareholders' Representative and its accountants shall be entitled to review the Parent's Notice of Adjustment and any working papers, trial balances and similar materials relating thereto prepared by the Parent or its accountants. The amount of the W.C. Adjustment set forth in the Parent's Notice of Adjustment shall become final and binding upon the parties on the thirty-first day following delivery thereof unless the Shareholders' Representative gives written notice to the Parent of its disagreement with the Parent's Notice of Adjustment (a "Shareholders' Notice of Disagreement") prior to such date. Any Shareholders' Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Shareholders' Notice of Disagreement is delivered to the Parent, then the amount of the W.C. Adjustment set forth in the Parent's Notice of Adjustment (as revised (if at all) in accordance with clause
(x) or (y) below), shall become final and binding upon the parties on the earlier of (x) the date the Parent and the Shareholders' Representative resolve in writing any differences they have with respect to any matter specified in a Shareholders' Notice of Disagreement or (y) the date any matters in dispute are finally resolved in writing by the Accounting Firm (the date on which the amount of the W.C. Adjustment becomes final and binding being hereinafter referred to as the "W.C. Adjustment Final Determination Date").

            (c) During the 30 days immediately following the delivery of any Shareholders' Notice of Disagreement, the Parent and the Shareholders' Representative shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Shareholders' Notice of Disagreement. During such period, the Parent and the Shareholders' Representative shall each have access to the other party's working papers, trial balances and similar materials prepared in connection with the other party's preparation of the Parent's Notice of Adjustment and the Shareholders' Notice of Disagreement, as the case may be. At the end of such 30-day period, the Shareholders' Representative and the Parent shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in any Shareholders' Notice of Disagreement, and the Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (i) in writing, (ii) furnished to the Parent, the Sub and the Shareholders as soon as practicable after the items in dispute have been referred to the Accounting Firm, (iii) made in accordance with this Agreement and (iv) conclusive and binding upon the parties hereto and not subject to collateral attack for any reason. The amount of the W.C. Adjustment, as adjusted to reflect the Accounting Firm's resolution of the matters in dispute, shall become final and binding on the parties hereto on the date the Accounting Firm delivers its final resolution to the parties.

            (d) If the Final W.C. is determined to be greater than zero (any amounts in excess of zero being referred to herein as the "Excess W.C."), then, within five Business Days following the W.C. Adjustment Final Determination Date, the Merger Cash Consideration shall be increased by the amount of the Excess W.C. and the Parent shall pay the Excess W.C. to the Shareholders' Representative for distribution to each Shareholder in accordance with his or her Shareholder Percentage thereof.

            (e) If the Final W.C. is determined to be less than zero (the "Shortfall Amount"), then, within five Business Days following the W.C. Adjustment Final Determination Date, the Merger Cash Consideration shall be decreased by the Shortfall Amount and the Shareholders' Representative shall collect from each Shareholder such Shareholders' Shareholder Percentage of the Shortfall Amount (it being understood that each Shareholder shall immediately remit such amounts to the Shareholders' Representative) and pay the Shortfall Amount to the Parent.

            (f) Any payments of Excess W.C. or the Shortfall Amounts shall be referred to herein as the "W.C. Adjustment". If the Final W.C. is determined to be zero, there shall be no W.C. Adjustment.

            (g) The Surviving Corporation shall use its commercially reasonable good faith efforts, in a manner consistent with the Company's past practice, to collect the Excluded A.R.; provided, however, that the Surviving Corporation shall have no Liability for any failure to collect any Excluded A.R. Upon the receipt of any Excluded A.R. Net Proceeds for a period of 365 days from the Closing Date, the Surviving Corporation shall promptly remit such Excluded A.R. Net Proceeds to the Shareholders' Representative for distribution to each Shareholder in accordance with his or her Shareholder Percentage. If, following such 365-day period, any accounts receivable set forth on Schedule 1.10(g) remain outstanding, the Surviving Corporation will use its commercially reasonable good faith efforts to assign the rights to collect such accounts receivable to the Shareholders' Representative on behalf of the Shareholders.

1.11 Approval of Merger; Appraisal Rights.

     By its execution of this Agreement, each Shareholder consents to the terms of the Merger and to the taking of shareholder action to approve the Merger without a meeting, acknowledges that he, she or it is aware of his, her or its rights under the DGCL to dissent to the Merger and demand payment for his Shares, and waives such rights to dissent and demand payment. Notwithstanding anything in this Agreement to the contrary, the Shares and any other shares of capital stock of the Company ("Appraisal Shares") that are duly issued and outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 1.7, but rather the holder of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided, however, that, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair market value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be treated as if they had been converted as of the Effective Time into Merger Consideration as provided in
Section 1.7. The Company shall serve prompt notice to the Sub of any written demands received by the Company for appraisal of any Shares and the Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Sub, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. If, after the Closing, any Person is determined pursuant to a final non-appealable judgment of a court of competent jurisdiction to be the holder of any shares of capital stock of the Company not constituting Shares and such Person is determined to be entitled to its proportionate share of the Merger Consideration or holds Appraisal Shares, then each Shareholder shall be obligated to pay or transfer to such Person its pro rata share of the Merger Consideration to which such Person is entitled.

                                   ARTICLE II

                                   THE CLOSING

     The closing of the Merger (the "Closing") shall take place (a) at the offices of Bass, Berry & Sims PLC, AmSouth Center, 315 Deaderick Street, Suite 2700, Nashville, Tennessee, as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement or (b) at such other place, time and date as the Parent and the Company may agree in writing. The date and time of such Closing are referred to herein as the "Closing Date".

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

     Each of the Shareholders jointly and severally represents and warrants to the Parent and the Sub as follows:

3.1  Organization; Good Standing; Qualification and Power.
     ----------------------------------------------------

            (a) Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the state, or country of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensure necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The jurisdictions in which the Company and the Subsidiaries are qualified as foreign corporations or licensed or registered to carry on business are set forth in Schedule 3.1. The Company has delivered to the Parent true and complete correct copies of its and the Subsidiaries' articles or certificate of incorporation and bylaws (or other corporate governance documents) in each case as amended to the date hereof.

            (b) The Subsidiaries have not at any time (i) repaid, redeemed or purchased or agreed to repay, redeem or purchase any securities or shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof or (ii) capitalized or agreed to capitalize in the form of shares, debentures or any other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolutions to do so.

3.2  Equity Investments.
     ------------------

     Except as set forth in Schedule 3.2, the Company does not currently have any subsidiaries, nor does it currently own any capital stock or other interest, directly or indirectly, in any Person.

3.3  Capital Stock.
     -------------

            (a) The authorized capital stock of the Company consists of 12,230,320 shares of Common Stock, of which, as of the date hereof and immediately prior to the Closing, 5,000,000 shares are and will be outstanding, with such shares of Common Stock being owned of record by the Shareholders in the amounts set forth in Schedule I, and 6,615,320 shares of Preferred Stock, of which, as of the date hereof and immediately prior to Closing, 6,615,320 shares are and will be outstanding, with such shares of Preferred Stock being owned of record by the Shareholders in the amounts set forth on Schedule I. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws. Except as set forth in Schedule 3.3, there are no securities of the Company presently outstanding, and on the Closing Date there will not be any outstanding securities of the Company, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in Schedule 3.3, there are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. The Company has no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding.

            (b) The authorized capital stock of the Subsidiaries is as set forth on Schedule 3.3. As of the date hereof and immediately prior to the Closing, such number of shares of each Subsidiary as set forth in Schedule 3.3 are and will be outstanding, with such shares being owned of record by the Company. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws, including, without limitation, applicable securities Laws. Except as set forth on Schedule 3.3, there are no securities of the Subsidiaries presently outstanding, and on the Closing Date there will not be any outstanding securities of the Subsidiaries, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Subsidiaries to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which the Subsidiaries are bound with respect to the voting of its capital stock. The Subsidiaries have no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding. The shares set out in Schedule 3.3 constitute the whole of the issued and allotted share capital of the Subsidiaries and are fully paid or credited as fully paid and there are no options over or other rights (whether exercisable now or in the future and whether contingent or not) to acquire any shares or subscribe for shares in the capital of the Subsidiaries. There is no Encumbrance on, over or affecting any of the shares in the Subsidiaries, no agreement to create such Encumbrance has been made and no claim has been made that any Person is entitled to any such Encumbrance.

3.4  Approvals.
     ---------

            (a) The Board of Directors of the Company and the stockholders of the Company have approved the Merger, this Agreement and the Related Documents to which the Company is a party.

            (b) Except as set forth on Schedule 3.4, no other approvals are required in order to consummate the transactions contemplated by this Agreement or the Related Documents to which the Company or any of the Subsidiaries is a party.

3.5  Authority; Noncontravention; Consents.

            (a) The execution, delivery and performance of this Agreement and the Related Documents to be executed by the Company and the Shareholders, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Persons; and this Agreement has been, and the Related Documents to be executed by the Company or the Shareholders, as the case may be, when executed and delivered by such Persons will be, duly and validly executed and delivered by such Persons and this Agreement is, and the Related Documents, when executed and delivered by such Persons will be, the valid and binding obligations of such Persons, enforceable against such Persons in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

            (b) Except as set forth on Schedule 3.5(b), neither the execution, delivery and performance of this Agreement and the Related Documents to be executed by the Company and the Shareholders, as the case may be, nor the consummation by the Company or the Subsidiaries of the transactions contemplated hereby or thereby will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or the Subsidiaries under any term, condition or provision of (x) the articles or certificate of incorporation, bylaws or other organizational documents of the

Company or any of the Subsidiaries or (y) any Contract to which the Company or the Subsidiaries is a party or by which its properties or assets are bound (except where, solely in the case of clause (y), such conflict, violation, default, right, loss or Encumbrance would, singly or in the aggregate, not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole), (ii) result in any investigatory, remedial or reporting obligation under any Environmental and Safety Requirement or (iii) violate any Laws applicable to the Company or the Subsidiaries or any of their respective properties.

            (c) Each Shareholder is the lawful owner, of record and beneficially, of each of the shares of Common Stock and/or Preferred Stock being sold, transferred, conveyed, exchanged and assigned by him or her hereunder pursuant to the Merger and has valid title to such Shares, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. There are no agreements between any Shareholder and any other Person with respect to the voting of, or any matters pertaining to, the capital stock of the Company except for the Related Documents.

            (d) Except as set forth on Schedule 3.5(d), no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Company or the Subsidiaries of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent, approval, Order or authorization, or make such registration, declaration, filing or notification, would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

3.6  Financial Statements.
     --------------------

            (a) Prior to the date hereof, the Company has delivered to the Parent copies of the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1998, 1999 and 2000 (the "Latest Audited Balance Sheet" and such date, the "Latest Audited Balance Sheet Date"), and the related audited statements of income, shareholders equity and cash flows for the fiscal years then ended, together with the report thereon of Deloitte and Touche LLP, and (ii) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 2001 ("Latest Balance Sheet" and such date being the "Latest Balance Sheet Date"), and the related statements of income, shareholders' equity and cash flows for the fiscal period then ended.

            (b) Prior to the date hereof, the Company has delivered to the Parent copies of the unaudited consolidated and consolidating balance sheet of the Company and the Subsidiaries and the related unaudited income statements of the Company and the Subsidiaries for each month during fiscal year 2001 (each a "Company Monthly Financial Statement"). Such Company Monthly Financial Statements shall also provide the financial information set forth therein on a divisional basis.

            (c) The financial statements referenced in this Section 3.6 and to be delivered pursuant to Section 6.1 shall be collectively referred to in this Agreement as the "Financial Statements". The Financial Statements (i) are, or shall be, in accordance with the Books and

Records of the Company, (ii) fairly present, in all material respects, the consolidated financial condition of the Company and the Subsidiaries as of the respective dates indicated and the statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for the respective periods indicated and (iii) have been, or shall be, prepared in accordance with GAAP and consistently applied throughout the periods covered thereby except that (i) unaudited Financial Statements are subject to normal year-end adjustments and the addition of footnotes and (ii) the Company Monthly Financial Statements exclude a statement of shareholders' equity and cash flows.

3.7  Absence of Undisclosed Liabilities.
     ----------------------------------

     Except as set forth in Schedule 3.7, neither the Company nor the Subsidiaries have any Liability, except for (i) Liabilities reflected or reserved against in the Latest Balance Sheet, and (ii) Liabilities that have arisen since the date of the Latest Balance Sheet or the Latest Audited Balance Sheet in the ordinary course of business (none of which arise from any breach of Contract, breach of warranty, tort, infringement, violation of Law, or any action, suit or Proceeding (including any Liability under any Environmental and Safety Requirement)). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for on the Latest Balance Sheet or the Latest Audited Balance Sheet. Except as set forth in Schedule 3.7, neither the Company nor the Subsidiaries have, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental and Safety Requirements. The reserves reflected on the Latest Balance Sheet for Liabilities that were incurred but not reported are adequate to cover such Liabilities.

3.8  Absence of Changes.
     ------------------

     Except as set forth on Schedule 3.8 and except for changes in general economic conditions and general changes in the industry in which the Subject Business is conducted, since the Latest Audited Balance Sheet Date, there has not been any Material Adverse Change affecting the Company or the Subsidiaries and no event has occurred or circumstance exists which may result in such a Material Adverse Change. Without limiting the generality of the foregoing, since the Latest Audited Balance Sheet Date, except as set forth in Schedule 3.8, the Company and the Subsidiaries have been operated in the ordinary course of business, consistent with past practice, and there has not been:

            (a) any discharge or satisfaction of any Encumbrance other than those then required to be discharged or satisfied prior to Closing, or payment of any obligation or Liability, other than current Liabilities shown on the Latest Audited Balance Sheet and current Liabilities incurred in the ordinary course of business consistent with prior practice, or any cancellation, forgiveness or compromise by the Company or the Subsidiaries of any debts or claims other than in the ordinary course of business or any waiver or release of any right of substantial value to the Company and the Subsidiaries;

            (b) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the

Company or the Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company or the Subsidiaries;

            (c) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of the Company or the Subsidiaries, or any issuance of any other security in respect of or in exchange for, any shares of any capital stock of the Company or the Subsidiaries;

            (d) any issuance by the Company or the Subsidiaries of any shares of their capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of such capital stock or debt security;

            (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Company or the Subsidiaries, except for inventory sold in the ordinary course of business;

            (f) any termination or receipt by the Company or the Subsidiaries of any notice of termination or non-renewal of any Contract between the Company or the Subsidiaries and any other Person involving payments in excess of $100,000 in the aggregate;

            (g) any write-down or write-up of the value of any asset of the Company or the Subsidiaries, or, other than in the ordinary course of business, any write-off of any accounts receivable or notes receivable of the Company or the Subsidiaries or any portion thereof in excess of $50,000 in the aggregate;

            (h) any increase in or modification of compensation payable or to become payable to any officer, employee, consultant or agent of the Company or the Subsidiaries, other than any such increases in the ordinary course of business, consistent with past practice, or the entering into of any employment contract with any officer or employee;

            (i) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, employee, consultant or agent of the Company or the Subsidiaries;

            (j) the making of any loan, advance or capital contribution to or investment in any Person or the engagement in any transaction with any employee, officer, director or Shareholder of the Company or the Subsidiaries, other than advances to employees in the ordinary course of business for travel and similar business expenses;

            (k) any change in the accounting methods or practices followed by the Company or the Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted;

            (l) any material deterioration in the aging of the Company's or the Subsidiaries' accounts payable or material acceleration in the aging of the Company's or the Subsidiaries' accounts receivable or other change in the Company's or the Subsidiaries' working capital management practices;

            (m) any material change in the manner in which the Company or the Subsidiaries extend discounts or credit to customers or otherwise deals with customers;

            (n) any termination of employment of any officer or key employee of the Company or the Subsidiaries;

            (o) except as contemplated hereby, any amendments or changes in the Company's or the Subsidiaries' articles or certificate of incorporation or bylaws (or other governing documents);

            (p)  any labor disputes or any union organizing campaigns;

            (q) the commencement of any litigation or other action by or against the Company or the Subsidiaries; or

            (r) any agreement, understanding, or authorization, whether in writing or otherwise, for the Company or the Subsidiaries to take any of the actions specified in items (a) through (q) above.

3.9  Employment Agreements.
     ---------------------

     Except as disclosed in Schedule 3.9, there exist no employment, consulting, non-competition, severance, bonus or indemnification agreements or understandings between the Company or the Subsidiaries and any current or former director or officer of the Company or the Subsidiaries or any other employee or agent. Schedule 3.9 sets forth a true, correct and complete list of all amounts payable or that will become payable to each present or former director, officer, consultant or employee of the Company or the Subsidiaries pursuant to any agreement or understanding set forth in Schedule 3.9 as a result of the execution and delivery of this Agreement and the Related Documents and/or the consummation of the transactions contemplated hereby, which schedule shall separately identify the Person to whom such amount is or will become payable.

3.10 Tax Matters.
     -----------

            (a) Except as set forth on Schedule 3.10(a): (i) the Company and
(ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is or has been a member ("Tax Affiliate"), for the years that it was a Tax Affiliate of the Company:

                 (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                 (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and all Tax Returns filed on behalf of the Company and each Tax Affiliate were complete and correct in all material respects; and

                 (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

            (b) The Company has previously made available to the Parent for review true, correct and complete copies of all Tax Returns filed by or on behalf of the Company through the Closing Date for the periods ending after December 31, 1994.

            (c)  Except as set forth in Schedule 3.10(c):

                 (i) neither the Company nor any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company or any Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company); no Tax Encumbrances have been filed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) except for Encumbrances for current Taxes not yet due and payable for which adequate reserves have been provided for in the Latest Balance Sheet or the Latest Audited Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company);

                 (ii) full and adequate provision (at assumed tax rates) has been made (A) on the Latest Balance Sheet and the Latest Audited Balance Sheet, and the Books and Records of the Company for all deferred Taxes not yet due and payable by the Company for all periods on or prior to the Closing Date, and (B) on the Books and Records of the Company for all deferred Taxes payable by the Company for all periods beginning on or after the Latest Audited Balance Sheet Date;

                 (iii) neither the Company nor any Subsidiaries have incurred any Liability for Taxes from and after the Latest Audited Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                 (iv) the Company has not (A) made an election (or had an election made on its behalf by another Person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a "personal holding company" within the meaning of Section 542 of the Code;

                 (v) the Company and each Tax Affiliate has complied with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) in all material respects;

                 (vi) neither the Company nor the Subsidiaries have any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either the Company or the Subsidiaries have been bound have been terminated;

                 (vii) neither the Company nor the Subsidiaries have incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                       (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                       (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

                 (viii) neither the Company nor the Subsidiaries have agreed to (nor has any other Person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of such Persons;

                 (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company and the Subsidiaries do not file Tax Returns that the Company or the Subsidiaries are or may be subject to taxation by that jurisdiction;

                 (x) the consummation of the transactions hereunder will not trigger the realization or recognition of intercompany gain or income to the Company or the Subsidiaries under the Federal consolidated return regulations with respect to Federal, state, or local taxes; and

                 (xi) the Company is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation".

            (d) From the date of its incorporation, Camelot Community Care has qualified for exemption from Federal income Tax pursuant to Section 501(c)(3) of the Code, has not been a private foundation and has been exempt from all Taxes and charges from which a non-profit corporation organized and conducted solely for health care purposes and properly qualified as exempt from Federal income tax pursuant to Section 501(c)(3) of the Code is eligible for exemption. Other than Camelot Community Care, neither the Company nor any Subsidiary has any management contract with any Person who is exempt from, or is intended to qualify for exemption from, Federal income tax pursuant to Section 501(c)(3) of the Code. Without regard to the regulatory or legal status of the Parent and any action taken by the Parent after the Closing

Date, the transactions contemplated by this Agreement will not cause Camelot Community Care to lose its qualifications for exemption from Federal income Tax, nor cause it to be treated as a private foundation; provided, however, that no representations are made regarding the transactions contemplated by Section 7.2
(w) hereof.

            (e) Neither the Company nor any of its Affiliates has entered into any transactions with Camelot Community Care that have resulted or may result in the net earnings of Camelot Community Care inuring to the benefit of any private person as is prohibited by Section 501(c)(3) of the Code or which has constituted or may constitute an "excess benefit transaction" within the meaning of Section 4958 of the Code or its implementing regulations at 26 C.F.R. Section 53.4958-0T through 53.4958-8T.

            (f) Except as set forth on Schedule 3.10(f), the consummation of the Asset Disposition shall not result in any Taxable income for the account of the Company or any Subsidiary (giving effect to the usage of net operating losses which may be used to offset such Taxable income but after taking into account any limitations on the utilization of any such net operating losses which may be applicable pursuant to applicable Law including, without limitation, limitations imposed by Section 382 of the Code).

3.11  ERISA Compliance.
----------------------

            (a) Set forth in Schedule 3.11(a) is a true and complete list of all Employee Plans. All Employee Plans have been operated and administered in all material respects in compliance with ERISA, the Code and other applicable Laws.

            (b)  Except as set forth in Schedule 3.11(b):

                 (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from tax under Section 501(a) of the Code and nothing has occurred that has or could reasonably be expected to affect adversely such qualification or exemption;

                 (ii) neither the Company nor any of its ERISA Affiliates nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or any of its ERISA Affiliates to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                 (iii) all required or declared Company or Subsidiary contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company and the Subsidiaries have deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                 (iv) no Proceedings (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened with respect to or involving any Employee Plan;

                 (v) except as may be required under Laws of general application, none of the Employee Plans obligate the Company or the Subsidiaries to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                 (vi) each Employee Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

                 (vii) neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA);

                 (viii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan;

                 (ix) no benefit payable or which may become payable by the Company or its ERISA Affiliates pursuant to any Employee Plan shall constitute an "excess parachute payment," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason or Section 280G of the Code;

                 (x) each Employee Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Employee Plan meets the requirements of the Code applicable thereto;

                 (xi) the Company has timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Employee Plan into the appropriate trusts or accounts;

                 (xii) each Employee Plan that allows loans to plan participants has been operated in accordance with its terms, the plan's written loan policy and all applicable laws. In addition, all outstanding loans from such Employee Plans are current as of the Closing Date, and there are no loans in default; and

                 (xiii) no individual who has been classified by the Company as a non-employee (such as an independent contractor, leased employee or consultant) has or could have a claim against the Company for eligibility to participate in any Employee Plan, if such individual is later reclassified as an employee of the Company, which claim has had or could have a Material Adverse Effect on the Company or the Subsidiaries.

            (c) The Company has provided the Parent with copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (including Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation of the present and future obligations under each such plan that provides post-retirement or post- employment health and life insurance, accident, or other "welfare-type" benefits.

3.12 Title to Assets, Properties and Rights and Related Matters.
     ----------------------------------------------------------

     Each of the Company and the Subsidiaries have such rights and interests in the Intellectual Property Rights as provided in Section 3.14 and, except as specifically set forth in Schedule 3.12, good (and marketable in the case of any Real Property) title to all other assets, properties and interests in properties, real or personal, reflected on the Latest Audited Balance Sheet or acquired after the Latest Audited Balance Sheet Date (except accounts receivable and notes receivable paid in full and assets sold, used or disposed of in the ordinary course of business, in each case subsequent to the Latest Audited Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth in Schedule 3.12, Permitted Encumbrances, mortgages or security interests shown on the Latest Audited Balance Sheet as securing specified liabilities or obligations, and, with respect to Real Property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Such assets are in good operating condition and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Subject Business, are not subject to any condition which materially interferes with the economic value or use thereof, and constitute all assets, properties, interests in properties and rights necessary to permit the Company and the Subsidiaries to carry on their business after the Closing as generally conducted by them immediately prior thereto. Except as set forth on Schedule 3.12, with respect to any assets leased by the Company and the Subsidiaries, such assets are in such condition as to permit surrender thereof by the Company or the Subsidiaries to the lessors thereunder without any cost or expense for repair or restoration as if the related leases were terminated upon the Closing Date in the ordinary course of business. Except as set forth on Schedule 3.12, all tangible personal property owned by the Company immediately prior to the Closing is located on the premises of the Company.

3.13   Real Property.
       -------------

            (a) Schedule 3.13(a) contains a list of all leased real property, and all commitments to lease or own real property (collectively, the "Real Property"), as well as all buildings and other structures and material improvements located on such Real Property and the name of the lessor. The Real Property constitutes all real properties used or occupied by either the Company or the Subsidiaries. Neither the Company nor the Subsidiaries own any Real

Property. The Company or the Subsidiaries are the owners and holders of all of the leasehold estates purported to be granted by such lease and each lease is in full force and effect and constitutes a valid and binding obligation of the Company or the Subsidiaries. The Company has delivered to the Parent copies of all leases referred to in Schedule 3.13(a).

            (b)  With respect to the Real Property, except as set forth in
Schedule 3.13(b):

                 (i) no portion thereof is subject to any pending condemnation Proceeding by any public or quasi-public authority and, to the knowledge of the Company or the Subsidiaries, there is no threatened condemnation Proceeding with respect thereto;

                 (ii) with respect to the Real Property, the Company or the Subsidiaries are the owner and holder of all the leasehold estates purported to be granted by such related lease and each such lease is in full force and effect and constitutes a valid and binding obligation of the Company or the Subsidiaries;

                 (iii) except as set forth on Schedule 3.13(b)(iii), there are no parties (other than the Company or the Subsidiaries) in possession of the Real Property;

                 (iv) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by either of the Company or the Shareholders and, to the knowledge of the Company or the Subsidiaries, there is no threatened increase in the assessed valuation or special assessment pertaining to any of the Real Property;

                 (v) there are no leases or other agreements, written or oral, to which either of the Company or the Shareholders is a party, granting to any party or parties (other than the Company) the right of use or occupancy of any portion of any parcel of Real Property;

                 (vi) there have been no discussions or correspondence with the landlord thereof concerning renewal terms for those leases scheduled to expire within six months of the date of this Agreement; and

                 (vii) the physical condition of the Real Property is reasonably sufficient to permit the continued conduct of the Subject Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction.

3.14  Intellectual Property.
      ---------------------

            (a) Except as set forth on Schedule 3.14(a), the Company and the Subsidiaries have the unimpaired right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Subject Business as currently conducted and such rights to use, sell, license, dispose of and bring actions are sufficient for such conduct of the Subject Business.

            (b) Except as set forth in Schedule 3.14(b), there are no royalties, honoraria, fees or other payments payable by the Company or the Subsidiaries to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property Rights.

            (c) Except as set forth in Schedule 3.14(c), no activity, service or procedure currently conducted by the Company or the Subsidiaries violates or will violate any Contract of such Person with any third party or infringes any Intellectual Property Right of any other party.

            (d) Except as set forth in Schedule 3.14(d), neither the Company nor the Subsidiaries have received from any third party in the past five years any notice, charge, claim or other assertion that the Company or the Subsidiaries are infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and, to the knowledge of the Company or the Subsidiaries, no such claim is impliedly threatened.

            (e) Except as set forth in Schedule 3.14(e), neither the Company nor the Subsidiaries have sent to any third party in the past five years or otherwise communicated to another Person any notice, charge, claim or other assertion of infringement by or misappropriation of any Intellectual Property Right of the Company or the Subsidiaries by such other Person or any acts of unfair competition by such other Person, nor is any such infringement, misappropriation or unfair competition occurring or threatened.

            (f) Schedule 3.14(f) contains a true and complete list of all patents, patent applications, copyright registrations (and applications therefor) and trademark or service mark registrations (and applications therefor) used in the conduct of the Subject Business as presently conducted and/or owned by the Company and all material common law trademarks, trade names, brand names, service marks, logos or other identifiers used in the conduct of the Subject Businesses as presently conducted.

            (g) Except as set forth on Schedule 3.14(g), no Person other than the Company and the Subsidiaries have been granted any interest in a right to use all or any portion of the Intellectual Property Rights currently owned by the Company or the Subsidiaries.

            (h) The Parent has been provided with a true and complete copy of all material Contracts that comprise or are related to the Intellectual Property Rights used in or required for the conduct of the Subject Business.

3.15  Agreements, No Defaults, Etc.
      ----------------------------

            (a) Except as set forth in Schedule 3.15(a), neither the Company nor the Subsidiaries are a party to any:

                 (i) Contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis;

                 (ii)  Contract with any Affiliate;

                 (iii) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of the Company or the Subsidiaries involving payments in excess of $50,000 in the aggregate;

                 (iv) Contract relating to any guarantee of any obligation for borrowed money or otherwise involving payments in excess of $50,000 in the aggregate;

                 (v) Contract with respect to the lending or investing of funds;

                 (vi) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights involving payments in excess of $50,000 in the aggregate;

                 (vii) Contract or group of related Contracts with the same party for the purchase or sale of products or services involving payments in excess of $50,000 in the aggregate;

                 (viii) Contract that prohibits it or the Subsidiaries from freely engaging in business anywhere in the world;

                 (ix) other Contract that is not terminable by either party without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $50,000; or

                 (x) Contract that involves aggregate consideration in excess of $50,000.

            (b) Except as set forth on Schedule 3.15(b)(i), there are no vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities leased, owned or operated by the Company or the Subsidiaries for executive, administrative or sales purposes or any social club memberships owned or paid for by the Company or the Subsidiaries. Except as set forth in Schedule 3.15(b)(ii), each of the Company and the Subsidiaries have performed all the obligations required to be performed by it to date and is not in receipt of a written notice that it is in default or alleged to be in default in any respect under any Contract described in Section 3.15(a), and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the Company or the Subsidiaries of any of the foregoing. The Company has furnished to the Parent true and complete copies of all documents listed in Schedule 3.15(a).

3.16 Compliance with Laws.
     --------------------

     Except as set forth on Schedule 3.16(a) hereto, the businesses of the Company and the Subsidiaries have not been and are not being conducted in violation of any applicable Law, including all Laws relating to wages, hours, Employee Plans, equal employment opportunity, harassment, immigration, workers' compensation, Environmental and Safety Requirements and the payment of social security and other Taxes, except when such failure would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. Except as set forth in Schedule 3.16(b) and except for routine inspections and audits in the ordinary course of business, no investigation or review by any Governmental Entity with respect to the Company or the Subsidiaries is pending or to the knowledge of the Company or the Subsidiaries threatened, nor has any Governmental Entity notified the Company or the Subsidiaries of its intention to conduct the same. Schedule 3.16(c) sets forth a list of all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "Permits") held by the Company and the Subsidiaries which are material to the Company or the Subsidiaries, including without limitation, all necessary state, county licenses and other Permits necessary for the conduct of their respective businesses. Except as set forth on Schedule 3.16(d), the Company or the Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses as presently conducted and the Company and the Subsidiaries are in compliance with the terms of the Permits except where the failure to hold any such Permit would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. To the knowledge of the Company and the Subsidiaries, there is no proposed change in any applicable Law which would require the Company or the Subsidiaries to obtain any Permits not set forth in Schedule 3.16(c) in order to conduct their respective businesses as presently conducted. None of such Permits shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under this Agreement, any Related Document to which it is a party, or the consummation of the transactions contemplated hereby or thereby. Neither the Shareholders nor the Company, after due inquiry, are aware of any proposed Law which could prohibit or restrict the Company or the Subsidiaries from, or otherwise affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or which it proposes to conduct business.

3.17 Litigation, Etc.
     ---------------

     Except as set forth in Schedule 3.17, there are no (i) Proceedings pending or to the knowledge of the Company or the Subsidiaries threatened against the Company or the Subsidiaries, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against the Company or the Subsidiaries. The Company has delivered to the Parent all documents and correspondence relating to such matters referred to in Schedule 3.17, excluding documents and correspondence that are subject to professional privilege.

3.18 Insurance.
     ---------

     Schedule 3.18 lists and briefly describes each insurance policy maintained by the Company and the Subsidiaries with respect to their properties, assets and business. The Company and the Subsidiaries have maintained such insurance coverage at all times during the course of the operation of the Subject Business. The Company and the Subsidiaries are insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Subject Business is conducted and where the properties and operations of the Company and the Subsidiaries are located. The amounts of coverage under such policies of insurance are adequate to cover the reasonably foreseeable or customary risks in the Subject Business and all litigation, claims or other Proceedings with respect to the Subject Business. All of such insurance policies are in full force and effect, and neither the Company nor the Subsidiaries are in default in any respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such insurance policies and has no claim outstanding which could be expected to cause an increase in the insurance rates thereunder. No facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in full any claim of the Company or the Subsidiaries thereunder. Neither the Company nor the Subsidiaries have received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be increased on the renewal thereof. The Company has delivered to the Parent copies of all such insurance policies. In the event that the Company changes or replaces any of its insurance carriers or policies prior to the Closing, the coverages obtained under such new policies shall not be less beneficial to the Company and the Subsidiaries than those policies reviewed by the Parent in connection with its due diligence investigation in connection with the transactions contemplated hereby and under the Related Documents.

3.19 Labor Relations; Employees.
     --------------------------

            (a) Except as set forth in Schedule 3.19(a): (i) neither the Company nor the Subsidiaries are delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) there is no unfair labor practice complaint against the Company or the Subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company or the Subsidiaries, threatened against or involving the Company or the Subsidiaries,
(iv) no labor union currently represents the employees of the Company or the Subsidiaries and no labor union has taken any action within the last 10 years with respect to organizing the employees of the Company or the Subsidiaries, (v) no key employee has informed the Company that such employee will or may terminate his or her employment or engagement with the Company, and (vi) all material amounts due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits have been accrued by the Company and the Subsidiaries;

            (b) Schedule 3.19(b) contains a correct and complete list of each employee, independent contractor and consultant earning an annual base salary in excess of $80,000 of the Company and the Subsidiaries, whether actively at work or not, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, ages, status as full-time or part-time employees and length of service. Except as set forth on Schedule 3.19(b), no employee of the Company or the Subsidiaries has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

            (c) Except as set forth on Schedule 3.19(c), the Company's execution and delivery of, and performance of its obligations under, this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute", bonus or otherwise) becoming due from the Company or the Subsidiaries to any director, officer or employee of such Person, (ii) increase any such benefits otherwise payable, or (iii) result in the acceleration of the time of payment or vesting of any such benefits; and

            (d) The Company and its ERISA Affiliates have complied in all material respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Employee Plans, equal opportunity, collective bargaining and the payment of social security and other Taxes except where the failure to so comply has not had and will not have a Material Adverse Effect on the Company and its Subsidiaries.

3.20 Environmental Matters.
     ---------------------

            (a) Except as set forth in Schedule 3.20(a) neither the Company, the Subsidiaries, nor any of their (or their respective predecessors') past owned or leased real properties or operations nor any properties currently proposed to be owned or leased in the future by the Company or the Subsidiaries (collectively, the "Covered Properties"), are subject to or the subject of, any Proceeding, Order, settlement, or other Contract arising under Environmental and Safety Requirements, nor have any investigations been commenced or are any Proceedings threatened against the Company or the Subsidiaries under the Environmental and Safety Requirements with regard to the Subject Business or any such Covered Properties or operations.

            (b) Except as set forth in Schedule 3.20(b), no Person has received any written notice, report or other information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities or potential Liabilities, including any actual or asserted investigatory, remedial or corrective obligations, relating to the Subject Business or the Covered Properties and arising under any Environmental and Safety Requirement.

            (c) Except as set forth in Schedule 3.20(c) and except where any of the following has not had and will not have a Material Adverse Effect on the Company and its Subsidiaries, none of the following exists, nor has ever existed, at any of the Covered Properties: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, (iv) landfills, surface impoundment's or disposal areas or (v) high alumina cement.

            (d) Neither the Company nor the Subsidiaries have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any Covered Properties (and no such Covered Properties are contaminated by any such substance) in a manner that has given or could give rise to Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

            (e) No facts, events or conditions relating to the past or present Covered Properties or operations of the Company and the Subsidiaries or the Subject Business will prevent compliance by the Subject Business with any Environmental and Safety Requirement, give rise to any actual or asserted investigatory, remedial or corrective obligations pursuant to any Environmental and Safety Requirement, or give rise to any other Liabilities pursuant to any Environmental and Safety Requirement, including, without limitation, any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage, except where such events or conditions have not had and will not have a Material Adverse Effect on the Company and the Subsidiaries.

3.21 Change in Control.
     -----------------

     Except (i) as set forth in Schedule 3.21, or (ii) as would not result in a Material Adverse Effect on the Company or the Subsidiaries, neither the Company nor the Subsidiaries are a party to any contract which terminates, gives rise to a right of termination, requires any payment, gives rise to any Liability, accelerates the vesting of any rights or obligations or the maturity of any indebtedness or otherwise adversely affects the Company or the Subsidiaries as a result of a "change in control" or "potential change in control" of the Company.

3.22 State Takeover Statutes.
     -----------------------

     The Board of Directors of the Company has approved this Agreement, the Related Documents and the transactions contemplated hereby and thereby (including the Merger) and such approval is sufficient to render inapplicable to such agreements and transactions the provisions of any "fair price," "moratorium," "control share," "interested Shareholders," "affiliated transaction" or other anti-takeover statute or regulation and any applicable anti-takeover or other restrictive provisions of the Company's articles or certificate of incorporation, bylaws or other governing documents.

3.23 Conflicts of Interest.
     ---------------------

     None of the Company, the Subsidiaries or any officer, employee, agent or other Person acting on behalf of the Company or the Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was or is in a position to help or hinder the business of the Company or the Subsidiaries (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or the Subsidiaries to any material damage or material penalty in any Proceeding or, investigation, (ii) if not given in the past, could have resulted in a Material Adverse Effect on the Company or the Subsidiaries, or (iii) if not continued in the future, could result in a Material Adverse Change on the Company or the Subsidiaries.

3.24 Brokers.
     -------

     Except as set forth on Schedule 3.24, none of the Company, the Subsidiaries or any of their respective officers, directors, Shareholders, employees or Affiliates have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

3.25  Related Transactions.
      --------------------

     Except as set forth in Schedule 3.25, and except for compensation to regular employees of the Company or the Subsidiaries, no current or former Affiliate of the Company, or the Subsidiaries or any associate of such Person (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) thereof, is now, or has been during the last five fiscal years, (i) a party to any transaction or Contract with the Company or the Subsidiaries, or
(ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or the Subsidiaries (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the Company or the Subsidiaries which should properly accrue to the Company or the Subsidiaries. Except as set forth on Schedule 3.25, neither the Company nor the Subsidiaries are a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates. Except as set forth on Schedule 3.25, there are no intercompany loans or open account balances between the Company and the Subsidiaries.

3.26  Accounts and Notes Receivable.
      -----------------------------

     Except as set forth in Schedule 3.26(a), all the accounts receivable and notes receivable which are not outstanding in excess of 90 days owing to the Company or the Subsidiaries as of the date hereof constitute (in all material respects), and as of the Closing Date will constitute (in all material respects), legal, valid and enforceable, claims arising from bona fide transactions in the ordinary course of business, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and there are no asserted claims, refusals to pay or other rights of set-off against any thereof other than in the ordinary course of business. Schedule 3.26(b) sets forth a complete and accurate aging of all accounts receivable as of the Latest Balance Sheet Date.

3.27  Accounts and Notes Payable.
      --------------------------

     Except as set forth on Schedule 3.27, all accounts payable and notes payable by the Company or the Subsidiaries to third parties as of the Latest Balance Sheet Date arose, and as of the Closing will have arisen, in the ordinary course of business, and there is no such account payable or note payable in excess of $50,000 in the aggregate delinquent in its payment other than accounts and notes payable being disputed in good faith.

3.28  Regulatory Compliance.
      ---------------------

            (a) Except as set forth on Schedule 3.28(a), neither the Company nor the Subsidiaries have become aware or otherwise been notified of (and, is not responsible for, subject to and does not now otherwise have) any actual or potential liability or obligation, whether direct or indirect, arising out of, any injury to Persons or property as a result of the Subject Business which has had or could have a Material Adverse Effect on the Company and the Subsidiaries.

            (b) Except as set forth on Schedule 3.28(b), neither the Company nor the Subsidiaries have been responsible for, subject to, become aware or otherwise been notified of, nor has any Liability (and to the best knowledge of the Company and the Subsidiaries there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) arising out of any injury to individuals, animals or property as a result of or in connection with any of the services performed by either the Company or the Subsidiaries which could have a Material Adverse Effect on the Company and the Subsidiaries.

3.29 Customer Relations.
     ------------------

     Except as set forth on Schedule 3.29, the Company has no notice that any customer, agent, representative or supplier of the Company or the Subsidiaries intends to discontinue, diminish or change its relationship with the Company.

3.30 Bank Accounts; Power of Attorney.
     --------------------------------

     Schedule 3.30 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and the Subsidiaries and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company or the Subsidiaries and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company or the Subsidiaries which are terminable at will).

3.31 Certain Additional Regulatory Matters.
     -------------------------------------

            (a) Except where such activities have not had and will not have a Material Adverse Effect on the Company and the Subsidiaries, neither the Company, the Subsidiaries, nor any officer, director or managing employee of such Person (within the meaning of 42 U.S.C. (section 1320a-5(b)) has engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon the Company or the Subsidiaries or mandatory or permissive exclusion of such Persons from Medicare or Medicaid, under sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), any other state or federal health care program, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which constitute violations of or deficiencies under the standards of any private accrediting organization from which the Company or the Subsidiaries is accredited or seeks accreditation, including the following activities:

                 (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                 (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                 (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program (each as defined below) that is
     (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, or (B) for an item or service where the person presenting knows or should know that the claim is false or fraudulent;

                 (iv) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (B) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program;

                 (v) making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (B) information required to be provided under section 1124(A) of the Social Security Act ("SSA") (42 U.S.C. section 1320a-3); or

                 (vi) failing substantially to provide medically necessary items or services, if the failure adversely affects individuals covered by Medicare or Medicaid.

            (b) Each of the Company and the Subsidiaries has a Medicaid number and a participating provider agreement in each state, as applicable, to which it bills directly to such states' Medicaid agency for services provided by it.

            (c) Except as set forth on Schedule 3.31(c), each of the Company and the Subsidiaries is accredited by the Joint Commission on Accreditation of Healthcare Organizations, or any successor thereof.

3.32  Medicare/Medicaid Participation.
      -------------------------------

     Neither the Company, the Subsidiaries, any officer, director, or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) nor any member of Camelot Community Care: (x) have had a civil monetary penalty assessed against him, her or it under Section 1128A of the SSA or any regulations promulgated thereunder; (y) have been excluded from participation under the Medicare program or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA Section 1128B(f) ("Federal Health Care Program"); or (z) have been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Sections 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

                 (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

                 (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                 (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                 (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense; or

                 (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

3.33 Camelot Community Care.
     ----------------------

     The Board of Directors of the Company has approved the Management Agreement, dated as of July 1, 2000 (the "Management Agreement"), among the Company, Camelot Care and Camelot Community Care, Inc., a Florida not for profit corporation ("Camelot Community Care"). The Management Agreement is in full force and effect with no defaults existing thereunder. Except as set forth in
Schedule 3.33, each of the parties to the Management Agreement has performed in all material respects all obligations required to be performed by it under the Management Agreement. Other than any circumstances and conditions, if any, determined during the Parent's due diligence review of the Management Agreement and disclosed to the Company or the Shareholders' Representative, there is no event, circumstance, or condition that exists or may exist which could adversely effect or jeopardize the Management Agreement, Camelot Community Care's ability to perform its obligations thereunder or the Company's rights to obtain the full benefits thereof.

3.34 RTC Liabilities.
     ----------------

     Schedule 3.34 sets forth a complete and correct list of the RTC Liabilities, including the nature and amount thereof, that were not transferred to the RTC Purchasers in connection with the Asset Disposition.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders represents and warrants severally (as to himself or herself and not as to any other Shareholder) to the Parent and the Sub as follows:

4.1  Title to Shares.
     ---------------

     Such Shareholder is the lawful owner, of record and beneficially, of the Shares being sold, transferred, conveyed, assigned, exchanged and delivered by him or her hereunder pursuant to the Merger and has valid title to such shares, free and clear of any Encumbrances whatsoever and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except as set forth on Schedule 4.1 there are no agreements between such Shareholder and any other Person with respect to voting of, or any other matters pertaining to, the capital stock of the Company except for the Related Documents.

4.2  Authority.
     ---------

     Such Shareholder has full and absolute legal right, capacity, power and authority to enter into this Agreement and the Related Documents to which such Shareholder is a party, and this Agreement is, and the Related Documents to which such Shareholder is a party, when executed and delivered by such Shareholder as contemplated hereby, will be, the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

4.3  Noncontravention.
     ----------------

     Neither the execution, delivery and performance of this Agreement and the Related Documents to which he or she is a party nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligations contained in or the loss of any benefit under any term, condition or provision of any contract to which such Shareholder is a party, or by which such Shareholder or any of his or her properties may be bound or (ii) violate any Law applicable to such Shareholder or any of his or her properties.

4.4  Consents.
     --------

     Except as specified in Schedule 4.4, no Permit, Order, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Shareholder of this Agreement and the Related Documents to which he or she is a party or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

4.5  Broker's Fees.
     -------------

     Except as set forth on Schedule 4.5, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, such Shareholder who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

4.6  Tax Matters.
     -----------

     Such Shareholder is not a foreign Person within the meaning of section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Sub has been furnished pursuant to Section 1445 of the Code with a true and accurate certificate of such Shareholder so stating such that the Sub is not requested to withhold any of the Merger Consideration.

4.7  Restricted Securities.
     ---------------------

     Each of the Shareholders acknowledges that the Parent Shares and the Notes have not been registered under the Securities Act and, the Parent is not nor will it be under any obligation to register the Parent Shares and the Notes under the Securities Act, except as set forth in the Registration Rights Agreement.

4.8  Acquired for Investment.
     -----------------------

     Each of the Shareholders acknowledges that the Parent Shares and the Notes will be for the recipient's own account for investment and not for, with a view to, or in connection with any resale or distribution thereof that would be in violation of the registration requirements of the securities laws of the United States of America or any state thereof.

4.9  Accredited Investor; Knowledgeable Investor.
     -------------------------------------------

            (a) Each of the Shareholders is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

            (b) Each of the Shareholders, by reason of such Person's business and financial experience, and the business and financial experience of those persons retained by such Person to advise such Person in connection with the transactions contemplated by this Agreement, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is (and will be) able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

4.10 Information about the Parent.
     ----------------------------

     Each of the Shareholders acknowledges that he or she has been given the opportunity to ask questions of and receive answers from the Parent concerning the Parent, the Parent's financial condition, business, prospects and risk factors, the Parent Shares and the Notes. Each of the Shareholders further represents and warrants to the Parent and the Sub that such Person has been furnished with all information such Person deems necessary or desirable to evaluate the merits and risks of the acquisition of the Parent Shares and the Notes and that the Parent has made available to such Person's agents all documents and information relating to an investment in the Parent Shares and the Notes requested by or on behalf of such Person. In evaluating the suitability of an investment in the Parent Shares and the Notes, such Person has not relied upon any other representations or other information (other than as set forth herein, the schedules and exhibits hereto and the Related Documents), whether oral or written, made by or on behalf of the Parent and the Sub. Each such Person acknowledges that certain information provided by the

Parent and the Sub to such parties contains forward-looking information, including financial projections, which are subject to numerous risks and uncertainties, and that there are no representations by the Parent and the Sub or other assurances that such forward-looking information will occur.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

     The Parent represents and warrants to the Shareholders as follows:

5.1  Organization; Good Standing; Qualification and Power.
     ----------------------------------------------------

     Each of the Parent and the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the state or country of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensure necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on the Parent and its Parent Subsidiaries, taken as a whole. Prior to the Closing, the Parent has delivered to the Company copies of its certificate of incorporation and bylaws as amended to the date hereof.

5.2  Equity Investments.
     ------------------

     Except as set forth in Schedule 5.2, the Parent does not currently have any subsidiaries, nor does it currently own any capital stock or other interest, directly or indirectly, in any Person.

5.3  Capital Stock.
     -------------

     The authorized capital stock of the Parent immediately prior to the Effective Time consists of 35,370,372 shares of capital stock, consisting of (a) 25,185,186 shares of common stock, $0.001 par value per share (the "Parent Common Stock"), (i) 22,592,593 shares of which are designated Class A Common Stock (the "Class A Common Stock"), of which, as of immediately prior to the Effective Time, 4,880,750 shares are issued and outstanding, with such shares of Class A Common Stock being owned of record by the shareholders in the amounts set forth in Schedule 5.3, and (ii) 2,592,593 shares of which are designated Class B Common Stock (the "Class B Common Stock"), of which, as of immediately prior to the Effective Time, no shares of Class B Common Stock are issued and outstanding, and (b) 10,185,186 shares of preferred stock, $0.001 par value per share (the "Parent Preferred Stock"), (i) 3,750,000 shares of which are designated Series A Preferred Stock (the "Series A Preferred Stock"), of which, as of immediately prior to the Effective Time, 3,750,000 shares are issued and outstanding, with such shares of Series A Preferred Stock being owned of record by the shareholders in the amounts set forth on Schedule 5.3, (ii) 1,250,000 shares of which are designated Series B Preferred Stock

(the "Series B Preferred Stock"), of which, as of immediately prior to the Effective Time, 662,500 shares are issued and outstanding, with such shares of Series B Preferred Stock being owned of record by the shareholders in the amounts set forth on Schedule 5.3, (iii) 2,592,593 shares of which are designated Series C Preferred Stock (the "Series C Preferred Stock"), of which, as of immediately prior to the Effective Time, no shares of Series C Preferred Stock are issued and outstanding, and (iv) 2,592,593 shares of which are designated Series D Preferred Stock (the "Series D Preferred Stock"), of which, as of immediately prior to the Effective Time, 962,964 shares are issued and outstanding, with such shares of Series D Preferred Stock being owned of record by the shareholders in the amounts set forth on Schedule 5.3. All of such shares are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws. Except as set forth in Schedule 5.3, there are no securities of the Parent presently outstanding, and on the Closing Date there will not be any outstanding securities of the Parent, which are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Parent, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Parent to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth in Schedule 5.3 and the Shareholders Agreement, there are no voting trusts or other agreements or understandings to which the Parent is bound with respect to the voting of the Parent's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding of the Parent. Notwithstanding the foregoing, no issuance or sale of securities permitted by
Section 6.11. shall result in a breach of this Section 5.3 and Schedule 5.3 shall be deemed to be automatically amended to reflect any such issuance or sale of securities upon the consummation thereof. The Parent Shares, when issued pursuant to the terms hereof, will be validly issued, fully-paid and nonassessable.

5.4  Authority; Noncontravention; Consents.
     -------------------------------------

            (a) The execution, delivery and performance of this Agreement and the Related Documents to be executed by the Parent and the Sub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Parent and the Sub; and this Agreement has been, and the Related Documents to be executed by the Parent and the Sub, when executed and delivered by the Parent and the Sub will be, duly and validly executed and delivered by the Parent and the Sub and this Agreement is, and the Related Documents to be executed by the Parent and the Sub, when executed and delivered by the Parent and the Sub will be, the valid and binding obligations of the Parent and the Sub, enforceable against the Parent and the Sub in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors rights generally or by general principles of equity.

            (b) Except as set forth on Schedule 5.4(b), neither the execution, delivery and performance of this Agreement and the Related Documents to be executed by the Parent and the Sub, nor the consummation by the Parent or the Parent Subsidiaries of the transactions contemplated hereby or thereby will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of an obligation contained in or the loss of any benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Parent or the Parent Subsidiaries under any term, condition or provision of (x) the articles or certificate of incorporation, bylaws or other organizational documents of the Parent or any of the Parent Subsidiaries or (y) any Contract to which the Parent or the Parent Subsidiaries is a party or by which its properties or assets are bound (except where, solely in the case of clause (y), such conflict, violation, default, right, loss or Encumbrance would, singly or in the aggregate, not have a Material Adverse Effect on the Parent and the Parent Subsidiaries, taken as a whole), (ii) result in any investigatory, remedial or reporting obligation under any Environmental and Safety Requirement, or (iii) violate any Laws applicable to the Parent or the Parent Subsidiaries or any of their respective properties.

            (c) Except as set forth on Schedule 5.4(c), no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the Parent or the Parent Subsidiaries of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent, approval, Order or authorization, or make such registration, declaration, filing or notification, would not, singly or in the aggregate, have a Material Adverse Effect on the Parent and the Parent Subsidiaries, taken as a whole.

5.5  Financial Statements.
     ---------------------

            (a) The Parent has delivered to the Company (i) the audited consolidated balance sheets of the Parent and the Parent Subsidiaries as of June 30, 1999, 2000 and 2001 and the related audited statements of income, shareholders equity and cash flows for the fiscal years then ended, together with the report thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet of the Parent as of September 30, 2001, (the "Latest Parent Balance Sheet" and such date being the "Latest Parent Balance Sheet Date"), and the related statements of income, shareholders equity and cash flows for the fiscal period then ended (the "Parent Unaudited 2001 Financial Statements").

            (b) The financial statements referenced in this Section 5.5 shall be referred to in this Agreement as the "Parent Financial Statements". The Parent Financial Statements (i) are, or shall be, in accordance with the Books and Records of the Parent, (ii) fairly present, in all material respects, the consolidated financial condition of the Parent and the Parent Subsidiaries as at the respective dates indicated and the statements of income, shareholders' equity and cash flows of the Parent and the Parent Subsidiaries for the respective periods indicated, except that the Parent Unaudited 2001 Financial Statements are subject to normal year-end adjustments and the addition of footnotes and (iii) have been prepared in accordance with GAAP.

5.6  Absence of Changes.
     ------------------

     Except as set forth on Schedule 5.6 and except for changes in general economic conditions and general changes in the industry in which the Parent and the Parent Subsidiaries conduct business, since the Latest Parent Balance Sheet Date, there has not been any Material Adverse Change affecting the Parent or the Parent Subsidiaries and no event has occurred or circumstance exists which may result in such a Material Adverse Change.

5.7  Title to Assets, Properties and Rights and Related Matters.
     ----------------------------------------------------------

     Except as set forth on Schedule 5.7, each of the Parent and the Parent Subsidiaries have good (and marketable in the case of any Real Property) title to all assets, properties and interests in properties, real or personal, reflected on the Latest Parent Balance Sheet or acquired after the Latest Parent Balance Sheet Date (except accounts receivable and notes receivable paid in full subsequent to the Latest Parent Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for Permitted Encumbrances, mortgages or security interests shown on the Latest Parent Balance Sheet as securing specified liabilities or obligations, and, with respect to Real Property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

5.8  Agreements, No Defaults, Etc.
     ----------------------------

     Except as set forth in Schedule 5.8, each of the Parent and the Parent Subsidiaries have performed all the obligations required to be performed by it to date and is not in receipt of a written notice that it is in default or alleged to be in default in any respect under any Contract involving payments in excess of $50,000 in the aggregate, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the Parent and the Parent Subsidiaries of any of the foregoing.

5.9  Compliance with Laws.
     --------------------

     Except as set forth on Schedule 5.9 hereto, the businesses of the Parent and the Parent Subsidiaries have not been and are not being conducted in violation of any applicable Law, including all Laws relating to wages, hours, equal employment opportunity, harassment, immigration, workers' compensation, Environmental and Safety Requirements and the payment of social security except when such failure would not have a Material Adverse Effect on the Parent and the Parent Subsidiaries, taken as a whole. Except as set forth in Schedule 5.9, and except for routine inspections and audits in the ordinary course of business, no investigation or review by any Governmental Entity with respect to the Parent or the Parent Subsidiaries is pending or to the knowledge of the Parent or the Parent Subsidiaries threatened, nor has any Governmental Entity notified the Parent or the Parent Subsidiaries of its intention to conduct the same. Except as set forth on Schedule 5.9, the Parent and the Parent Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses as presently conducted and the Parent and the Parent Subsidiaries are in compliance with the terms of the Permits except where the failure to hold any such Permit would not have a Material Adverse Effect on the Parent and the Parent Subsidiaries, taken as a whole. The Parent is accredited by the Joint Commission on Accreditation of Healthcare Organizations, or any successor thereof, in such jurisdictions where the Parent is required to be so accredited.

5.10 Litigation, Etc.
     ---------------

     Except as set forth in Schedule 5.10, there are no (i) Proceedings pending or to the knowledge of the Parent or the Parent

Subsidiaries threatened against the Parent or the Parent Subsidiaries, whether at law or in equity, or before or by any Governmental Entity or arbitrator or
(ii) Orders of any Governmental Entity or arbitrator against the Parent or the Parent Subsidiaries. Prior to the Closing, the Parent has delivered to the Company all documents and correspondence relating to such matters referred to in
Schedule 5.10 excluding documents and correspondence which may be subject to professional privilege.

5.11 Brokers.
     -------

     There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Parent who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement for which any Shareholder would have Liability.

5.12 Financing.
     ---------

     Attached hereto as Exhibit D is a copy of the commitment letter dated May 29, 2001 provided by Petra Mezzanine Fund to the Parent.

                                   ARTICLE VI

                 CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING;
                              ADDITIONAL AGREEMENTS

6.1  Affirmative Covenants.
     ---------------------

            (a) From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Article IX (the "Transition Period"), except as otherwise consented to in writing by the Parent or otherwise expressly contemplated by this Agreement, the Shareholders shall cause the Company and each of the Subsidiaries to:

                 (i) conduct its operations according to the ordinary and usual course of business substantially consistent with past custom and practice (including the collection of receivables, the payment of payables and the maintenance of supplies) and use commercially reasonable efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

                 (ii) maintain its assets in customary repair, order and condition, maintain the same levels of insurance as that in effect on the Latest Audited Balance Sheet Date, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company or the Subsidiaries are insured or the condemnation of any assets or properties, either repair or replace such assets or property in a manner agreed to by the Parent or, if the Parent shall direct, retain such insurance or condemnation proceeds;

                 (iii) cooperate fully, as and to the extent reasonably requested by the Parent, to preserve the status of Camelot Community Care as an entity exempt from Federal income taxation within the meaning of Code section 501(c)(3) or to treat the gross receipts earned from the operation of Camelot Community Care's business as properly earned by Camelot Community Care in the event either is challenged by the Internal Revenue Service or comparable state or local authority. Such cooperation will include the retention and (upon the Parent's request) the provision of records and information which are reasonably relevant to any audit, litigation, or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided; the Shareholders shall cause the Company (i) to retain all books and records with respect to such matters, and (ii) to give the Parent reasonable written notice prior to transferring, destroying, or discarding any such books and records;

                 (iv) permit representatives of the Parent to have full access during normal business hours to the Company's Books and Records, properties, facilities, customers, suppliers, representatives, consultants, employees and independent accountants in connection with the Parent's due diligence review of the Company (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Company or the Shareholders, or conditions to the obligations of the Parent, in each case as set forth herein);

                 (v) provide Company Monthly Financial Statements at least 30 days after the last calendar day of each month; and

                 (vi) if requested by the Parent, arrange for a lease or sublease of a portion of the Nashville Office by the Company on terms satisfactory to the Parent.

            (b) At the Closing, each Shareholder shall execute and deliver the Shareholders Agreement and Registration Rights Agreement substantially in the forms attached as Exhibits E and F, respectively, as the same may be modified prior to the Closing as required by any lenders providing the financing necessary to consummate the transactions contemplated hereby; provided that any such modification that materially and adversely affects the rights of the Shareholders thereunder shall require the prior consent of the Shareholders' Representative.

            (c) The Shareholders shall use commercially reasonable efforts to cause the Company to consummate the Asset Disposition prior to the Closing Date.

            (d) Each Shareholder shall promptly pay to the Shareholders' Representative, and the Shareholders' Representative shall collect from each Shareholder and promptly pay to the Surviving Corporation, such Shareholder's Shareholder Percentage of any costs, expenses or Liabilities incurred by the Surviving Corporation or the Subsidiaries after the Closing in connection with their compliance with any covenants or other obligations under the Asset Purchase Agreement or any documents executed in connection therewith, unless such costs, expenses or Liabilities have been adequately reserved against on the Closing Balance Sheet.

            (e) For a period of 30 days after the date hereof, the Company shall use its best efforts to ensure that the Company's relationship with the State of Illinois Department of Children and Family Services is appropriate, legal, valid and not subject to any adverse condition or circumstances as of the Closing Date.

            (f) The Company shall submit Schedule 3.3 to the Asset Purchase Agreement to the Parent for its review and reasonable approval prior to its finalization. Neither the Shareholders nor the Company shall make any election pursuant to Section 3.3 of the Asset Purchase Agreement without first obtaining the reasonable approval of the Parent.

6.2  Negative Covenants.
     ------------------

     During the Transition Period, without the prior written consent of the Parent, except as expressly contemplated by this Agreement or any Related Document, the Shareholders shall cause the Company and each of the Subsidiaries not to:

            (a) sell, lease, transfer or assign any of its assets (tangible or intangible), except as contemplated by Section 7.2 and except for (i) inventory sold in the ordinary course of business and (ii) the Asset Disposition;

            (b) enter into or modify any Contract (or series of related Contracts) that requires expenditures or generates revenues in excess of $25,000;

            (c) permit its capital expenditures and commitments therefor to exceed or be less than the amounts budgeted in the current capital expenditure budget, a true and complete copy of which has been delivered to the Parent on or prior to the date hereof;

            (d) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice;

            (e) enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any such existing Contract or agreement;

            (f) grant any increase in the base compensation of any of its officers or employees other than in the ordinary course of business, consistent with past practices;

            (g) adopt, amend, modify or terminate any Employee Plans, bonus, incentive, severance or other plan, Contract or commitment for the benefit of any of its officers or employees;

            (h) enter into any transaction with any of its officers, employees or Affiliates (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

            (i) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates of the Company or the Subsidiaries from maintaining the same business relationships with the Company or the Subsidiaries after the date of this Agreement as were maintained prior to the date of this Agreement;

            (j) intentionally take any action which would require disclosure under Section 6.1(a)(iii);

            (k) issue or sell any equity interests or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any equity interests in the Company or the Subsidiaries;

            (l) declare or pay a distribution on any equity interests, change the number of authorized shares of its equity interests or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its equity interests, or issue, deliver, pledge or encumber any additional equity interests or other securities equivalent to, or exchangeable for, equity interests or enter into any Contract to do any of the foregoing;

            (m) incur any Funded Indebtedness or issue any securities evidencing any Funded Indebtedness;

            (n) create or suffer to exist any Encumbrance on any of its assets or properties other than Permitted Encumbrances;

            (o)  change its accounting principles or policies;

            (p)  make any material Tax election or compromise any Tax Liability;

            (q) amend any of its articles or certificate of incorporation, bylaws or other governing documents;

            (r) take or omit to take any action which would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date;

            (s) engage in or allow any action that would result in the revocation of the status of Camelot Community Care as an entity exempt from Federal income taxation within the meaning of Code section 501(c)(3);

            (t)  create any subsidiary or joint venture;

            (u) amend, modify or terminate any of the legal documentation relating to the Asset Disposition; and

            (v) agree or otherwise commit to take any of the actions set forth above.

6.3   Commercially Reasonable Efforts.
      -------------------------------

      The Company, the Shareholders, the Sub and the Parent shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable Laws with respect to the Merger and the other transactions contemplated hereby and by the Related Documents and (ii) use their respective commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate, satisfy all conditions precedent to, and make effective the transactions contemplated by, this Agreement and the Related Documents.

6.4   Representations and Warranties.
      ------------------------------

      Neither the Parent, the Sub, the Company nor the Shareholders will take any action (without the prior written consent of the other party hereto) that would cause any of the representations and warranties made by any such Persons set forth in Article III, Article IV, and Article V, as the case may be, not to be true and correct at and as of the Closing Date.

6.5   Consents.
      --------

      Each party shall use its commercially reasonable efforts, and the other parties shall cooperate with such efforts, to obtain or cause to be obtained any consents and approvals of, or effect the notification of or filing with, each Person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

6.6   Public Announcements.
      --------------------

      Each party agrees that, except (i) as otherwise required by Law (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and (ii) for disclosure to its respective directors, officers, employees, partners, financial advisors, potential financing sources, legal counsel, independent certified public accountants, payors or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, it will not issue any reports, statements or releases, in each case pertaining to this Agreement, the Related Documents or the transactions contemplated hereby or thereby, without the prior written consent of the Parent or the Company, as the case may be, which consent shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, nothing in this Section 6.6 shall prohibit EOS Partners SBIC, L.P. or any of its Affiliates from reporting any aspect of the transactions contemplated hereby to its partners.

6.7   Negotiation with Others.
      -----------------------

      During the Transition Period (the "Exclusive Period"), the Shareholders and the Company shall deal exclusively with the Parent and the Sub regarding the acquisition of or investment in the Company and/or any of the Subsidiaries, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "Potential Transaction") and, without the prior written consent of the Parent, the Shareholders and the Company shall not directly or indirectly,
(i) solicit, initiate discussions with or engage in negotiations with any Person, other than the

Parent relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company or the Subject Business relating to a Potential Transaction to any Person, other than the Parent and the Sub or (iii) enter into an agreement with any Person, other than the Parent and the Sub, providing for any Potential Transaction. If the Shareholders, the Company or any of the Subsidiaries receives an unsolicited inquiry, offer or proposal relating to any of the above, the Shareholders' Representative or the Company shall immediately notify the Parent thereof. The Shareholders and the Company represent to the Parent and the Sub that neither the Shareholders, the Company nor any of the Subsidiaries is bound to negotiate a Potential Transaction with any other Person and that their execution of this Agreement and the Related Documents does not violate any agreement. The Shareholders shall cause the Company and the Subsidiaries to comply with all of the terms of this Section 6.7; provided, however, this Section 6.7 shall not prohibit any solicitations, discussions or negotiations with or the provision of any information or documentation to a potential purchaser in connection with, or the consummation of, the Asset Disposition.

6.8   Notice of Prospective Breach.
      ----------------------------

      Each party shall promptly notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement or any Related Document to be untrue or inaccurate in any material respect at any time during the Transition Period or
(ii) any failure of any party hereto or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Related Document.

6.9   Directors and Officers.
      ----------------------

            (a) The Parent hereby agrees after the Closing Date, and so long as a majority of the Surviving Corporation's voting securities are owned by the Parent, that the provisions regarding immunities and indemnification that are set forth in the Surviving Corporation's and the Subsidiaries' articles or certificates of incorporation, and bylaws, in effect immediately prior to the Effective Time shall not be amended or repealed by the Parent for a period of 4 years from the Closing Date in any manner that would materially and adversely affect the rights thereunder of individuals who on the Closing Date were directors or officers of the Company or the Subsidiaries in respect of actions taken prior to the Closing Date in their capacities as directors or officers.

            (b) To the extent maintained by the Company prior to Closing, and so long as a majority of the Surviving Corporation's voting securities are owned by the Parent, for a period of 4 years after the Closing Date, the Parent shall maintain in effect directors and officers liability insurance policies with reasonably similar coverage levels to the levels maintained immediately prior to the Closing.

6.10  Parent Affirmative Covenants.
      ----------------------------

      During the Transition Period, except as otherwise consented to in writing by the Shareholders' Representative or otherwise expressly contemplated by this Agreement, the Parent shall:

            (a) conduct its operations according to the ordinary and usual course of business substantially consistent with past custom and practice (including the collection of receivables, the payment of payables and the maintenance of supplies) and use commercially reasonable efforts to preserve intact its business organization, and maintain reasonably satisfactory relationships with supplies, customers and others having business relationships with it; and

            (b) permit representatives of the Shareholders (through the Shareholders' Representative) to have full access during normal business hours to the Parent's Books and Records, properties, facilities, customers, suppliers, representatives, consultants, employees and independent accountants, provided that any contact or meetings with such Persons be in the presence of Fletcher McCusker or his designee (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Parent, or conditions to the obligations of the Company and the Shareholders, in each case as set forth herein).

6.11  Parent Negative Covenant.
      ------------------------

      During the Transition Period, without the prior written consent of the Shareholders' Representative, except as expressly contemplated by this Agreement or any Related Document, the Parent shall not issue or sell any equity interests or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any equity interests of the Parent (the "Parent Equity Securities") except (i) pursuant to agreements in effect on the date hereof which require or contemplate such transactions, (ii) pursuant to stock option or stock compensation plans in effect on the date hereof, (iii) Parent Equity Securities not to exceed 10% of the fully diluted equity capitalization of the Parent as of the date hereof and
(iv) Parent Equity Securities issued in connection with any financings for the transactions contemplated hereby.

                                   ARTICLE VII

                                   CONDITIONS

7.1   Conditions to Each Party's Obligations.
      --------------------------------------

      The obligation of the parties hereto to consummate the transactions contemplated by this Agreement (including the Merger) are subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Shareholders' Representative and the Parent to the extent permitted by Law:

            (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental

Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

            (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

            (c) Statutes. No action shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby or by the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby illegal or substantially delay the consummation of any aspect of the transactions contemplated hereby,
(ii) affect the right of the Parent to exercise its rights as a shareholder of the Surviving Corporation, or (iii) render the Shareholders, the Sub or the Parent unable to consummate the transactions contemplated hereby.

7.2   Conditions to Obligations of the Parent and the Sub.
      ---------------------------------------------------

      The obligations of the Parent and the Sub to consummate the transactions contemplated by this Agreement (including the Merger) are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Parent and the Sub:

            (a) Representations and Warranties. The representations and warranties of the Shareholders and the Company (i) set forth in this Agreement (other than Section 3.34) and the Related Documents shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, knowledge or "Material Adverse Effect", which representations and warranties as so qualified shall be true and correct in all respects) and (ii) set forth in Section 3.34 shall be true and correct in all respects, in each case of clauses (i) and (ii) as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Parent shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

            (b) Performance of Obligations of the Company and the Shareholders. The Company, the Shareholders' Representative and the Shareholders shall have performed in all material respects all obligations and covenants required to be performed by such Persons under this Agreement and the Related Documents as of the Closing Date, and the Parent shall have received a certificate signed by the Chief Executive Officer of the Company to such effect.

            (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Company, the Shareholders' Representative, and the Shareholders and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the Company, the Shareholders' Representative and the Shareholders, and the Company, the Shareholders' Representative, and the Shareholders shall have full power and right to consummate the transactions contemplated hereby on the terms provided herein and therein.

            (d)  Ancillary Agreements. Each Shareholder shall have entered into
(i) the Amended and Restated Shareholders Agreement of the Parent, substantially in the form of Exhibit E hereto (as amended, modified or supplemented on the Closing Date or otherwise, the "Shareholders Agreement"), and (ii) the Amended and Restated Registration Rights Agreement of the Parent, substantially in the form of Exhibit F hereto (as amended, modified or supplemented on the Closing Date or otherwise, the "Registration Rights Agreement"). The Shareholders shall have terminated any other shareholders or registration rights agreements of the Company.

            (e) Opinion of Counsel. The Parent shall have received a legal opinion, dated the Closing Date, of Bass, Berry & Sims PLC, counsel to the Company and the Shareholders, in form and substance reasonably satisfactory to the Parent.

            (f) Consents and Approvals. The Parent shall have received duly executed copies of all consents and approvals, in form and substance satisfactory to the Parent, that are (i) required to be given by the Company, the Shareholders' Representative or the Shareholders for consummation of the transactions contemplated hereby and under the Related Documents and (ii) required in order to prevent a breach of or a default under or a termination of any Contract set forth in Schedule 3.15.

            (g) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery by the Company, the Shareholders' Representative and the Shareholders of this Agreement and the Related Documents and the consummation by the Company, the Shareholders' Representative, and the Shareholders of the transactions contemplated hereby and thereby shall have been obtained or made.

            (h) Corporate Resolutions. The Parent shall have received certified copies of the resolutions of the Company's board of directors and stockholders approving this Agreement, the Related Documents, all other agreements and documents contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby.

            (i) Absence of Material Adverse Change. Since the date hereof, there shall have been no Material Adverse Change with respect to the Company or the Subsidiaries.

            (j) Officer's Certificate. The Company shall have delivered an officer's certificate dated as of the Closing Date to the Parent certifying (i) that attached thereto are true and complete copies of the articles or certificates of incorporation and all amendments thereto as in effect on such date of the Company and the Subsidiaries; (ii) that attached thereto are true and complete copies of the bylaws as in effect on such date of the Company and the Subsidiaries; (iii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement, the Related Documents or any of the other documents contemplated hereby; (iv) as to the principal amount of the Funded Indebtedness outstanding as of the Closing

Date; and (v) that the Company is not, as of the Closing Date, nor has it ever been, a "U.S. real property holding corporation".

            (k) Financing. The Parent shall have obtained (i) the consent of Heller Healthcare Finance, Inc. ("Heller") under the Loan and Security Agreement between Heller and the Parent, dated as of December 4, 2000, as amended, to the transactions contemplated hereby, on terms and conditions reasonably satisfactory to the Parent and (ii) all of the financing necessary to consummate the transactions contemplated hereby, on terms and conditions reasonably satisfactory to the Parent.

            (l) Amendment of Parent Charter. The Parent shall have amended its certificate of incorporation in a manner satisfactory to it and its lenders.

            (m) Release Documents. The Company shall have delivered the pay-off letters, mortgage and lien releases and other documents specified in Section 1.8(c) hereof.

            (n) Stock Certificates. Each Shareholder shall have delivered the stock certificates for the Shares and the related stock powers specified in
Section 1.9 hereof.

            (o) Charter Documents. The Shareholders' Representative or the Company shall have delivered a long form good standing certificate (or the equivalent) as to the Company and the Subsidiaries, issued as of a recent date by the Secretary of State of the States of Delaware and Illinois and each jurisdiction where such Person is organized or qualified to do business.

            (p) Resignation of Directors and Officers. Camelot Community Care and the Company and its Subsidiaries shall have delivered to the Parent evidence of the resignations of, in the case of Camelot Community Care, James Doramus and Steven Mason and, in the case of the Company and the Subsidiaries, all Persons, from their respective boards of directors, in form and substance satisfactory to the Parent. Camelot Community Care and the Company and its Subsidiaries shall have delivered to the Parent evidence of the resignations of all officers thereof, in form and substance satisfactory to the Parent.

            (q) Recips, Inc. The Shareholders shall have caused the Company to effect the dissolution of Recips, in form and substance satisfactory to the Parent.

            (r) Illinois. On or prior to 30 days after the date hereof, the Parent shall have been satisfied, in its reasonable discretion, that the Company's relationship with the State of Illinois Department of Children and Family Services is appropriate, legal, valid and not subject to any adverse condition or circumstances; provided that the Parent has obtained access to the Persons and information reasonably sufficient to make an appropriate determination thereof.

            (s) Company Headquarters. The Shareholders shall have caused the Company to assign to Qualifacts all of its obligations and Liabilities in respect of its facility at 102 Woodmont Boulevard, Suite 450, Nashville, Tennessee 37205 (the "Nashville Office") including, without limitation, all obligations and Liabilities in respect of all real property and other leases and all labor and employment liabilities relating to employees to be terminated by the Company prior to the Closing (such employees to be designated by the Parent) (including severance, accrued vacation and related matters) on terms and conditions (and pursuant to documentation) satisfactory to the Parent with no obligation or Liability to the Company or any Subsidiary or the Parent. The Shareholders shall cause the Company to obtain a release of liability and waiver from all terminated employees on terms satisfactory to the Parent.

            (t) Qualifacts. The Shareholders shall have caused the Company to amend and restate its contract with Qualifacts, in form and substance satisfactory to the Parent.

            (u) Asset Disposition. The Shareholders shall have caused the Company to cause Camelot Care to effect the sale or transfer of its residential treatment and education assets and all Liabilities related thereto (the "Asset Disposition"), in form and substance reasonably satisfactory to the Parent and the Parent shall be satisfied with all aspects of the Asset Disposition, including all legal documentation related thereto.

            (v) Company Stock Option Plans. The Shareholders shall have caused the Company to effect the termination of the Company's stock option plans and the cancellation of all options outstanding thereunder, on terms satisfactory to the Parent.

            (w) Camelot Community Care. The Shareholders shall cause the Company to, and the Company shall, perform in all respects all actions requested to be performed by the Company in the letter dated the date hereof (the "Side Letter") from the Parent to the Company, and the actions requested to be performed by the Company and Camelot Community Care in such Side Letter shall have been performed on terms satisfactory to the Parent.

            (x) The Parent shall have received all of the documents referenced in Section 4.6 hereof and Section 6.1 hereof.

            (y) The Parent shall have received a copy of Schedule 1.10(a) certified by the Chief Financial Officer of the Company to be correct and complete.

7.3   Conditions to Obligations of the Shareholders.
      ---------------------------------------------

      The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Shareholders' Representative:

            (a) Representations and Warranties. The representations and warranties of the Parent set forth in Article V of this Agreement and the Related Documents to which it is a party shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, knowledge or "Material Adverse Effect", which representations and warranties as so qualified shall be true and correct in all respects) in all material respects as of the Closing Date, as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Shareholders' Representative shall have received a certificate signed by an authorized officer of the Parent to such effect.

            (b) Performance of Obligations of the Parent and the Sub. Each of the Parent and the Sub shall have performed in all material respects its obligations and covenants required to be performed by it under this Agreement and the Related Documents to which it is a party as of the Closing Date, and the Shareholders' Representative shall have received a certificate signed by an authorized officer of each of the Parent and the Sub to such effect.

            (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents to which the Parent and the Sub are a party and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Parent and the Sub.

            (d) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity which are required for or in connection with the execution and delivery of this Agreement and the Related Documents by the Parent and the Sub and the consummation by the Parent and the Sub of the transactions contemplated hereby or thereby shall have been obtained or made.

            (e) Consents and Approvals. The Shareholders' Representative shall have received duly executed copies of all consents and approvals, in form and substance reasonably satisfactory to it, that are required of the Parent and the Sub, for consummation of the transactions contemplated hereby.

            (f) Corporate Resolutions. The Shareholders' Representative shall have received certified copies of the resolutions of the Parent's and the Sub's boards of directors approving this Agreement, the Related Documents to which they are a party, all other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

            (g) Officer's Certificate. The Parent shall have delivered an officer's certificate dated as of the Closing Date to the Shareholders' Representative certifying (i) that attached thereto are true and complete copies of the articles or certificates of incorporation and all amendments thereto as in effect on such date of the Parent and the Sub; (ii) that attached thereto are true and complete copies of the bylaws as in effect on such date of the Parent and the Sub; and (iii) as to the incumbency and genuineness of the signature of each officer of the Parent and the Sub executing this Agreement, the Related Documents or any of the other documents contemplated hereby.

            (h) Board Representation. Steven Geringer shall have been duly elected and appointed to the Board of Directors of the Parent in accordance with the Shareholders Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

8.1   Indemnification Generally; Etc.
      ------------------------------

      From and after the Closing Date:

            (a) By the Shareholders. Each of the Shareholders hereby agrees to indemnify and hold harmless the Parent, its Affiliates and their respective successors, assigns, officers, directors, shareholders, partners, and employees (collectively, the "Parent Group") against any and all Losses they may suffer, sustain or incur as a result of:

                 (i) the untruth, inaccuracy or breach of any representation or warranty of any Shareholder or the Company contained in this Agreement (other than Article IV), any Related Document, any schedule, exhibit or attachment hereto or thereto or any certificate delivered in connection therewith at or before the Closing;

                 (ii) the breach of any agreement or covenant of any Shareholder or the Company contained in this Agreement or any Related Document (it being understood, for purposes of clarification, that none of the representations and warranties set forth in Article III or Article IV hereof shall be deemed to be a covenant or agreement for the purposes of this Section 8.1 (a)(ii));

                 (iii) any Liability asserted against the Company or the Parent Group in respect of the Asset Disposition (including, without limitation, any Liability to be assumed by the purchaser thereunder, and any cost, expense or loss related thereto);

                 (iv) any portion of the W.C. Adjustment which shall not be satisfied pursuant to Section 1.10(e) hereof;

                 (v) any allocation of the Merger Consideration among the Shareholders in accordance with Section 1.7 hereof;

                 (vi)  Pre-Closing Taxes; and

                 (vii) any agreement or understanding that the Company or any of the Subsidiaries had or has with SunTrust Equitable Securities or ING Barings or any of their respective Affiliates.

Subject to the limitations set forth herein, the Shareholders shall be jointly and severally liable pursuant to the foregoing provisions of this paragraph (a) to the extent that, as of any date of determination, the Losses for which the Parent Group is entitled to be indemnified do not exceed $3,500,000 and, to the extent that the Losses for which the Parent Group is entitled to be indemnified exceed $3,500,000, each of the Shareholders shall be liable severally in accordance with such Shareholders' Shareholder Percentage.

            (aa) From and after the Closing Date, each Shareholder hereby agrees to indemnify and hold harmless the Parent Group severally in accordance with his or her Shareholder Percentage (and not jointly and severally) against any and all Losses it may suffer, sustain or incur as a result of the untruth, inaccuracy or breach of any representation or warranty of such Shareholder contained in Article IV of this Agreement or any certificate delivered by such Shareholder in connection therewith at or before the Closing.

            (b) By the Parent in Favor of the Shareholders. The Parent hereby agrees to indemnify and hold harmless the Shareholders, each in accordance with their respective Shareholder Percentages, for any and all Losses they may suffer, sustain or incur as a result of (i) the untruth, inaccuracy or breach of any representation or warranty of the Parent contained in Article V and (ii) the breach of any agreement or covenant of the Parent or the Sub contained in this Agreement or any Related Document to which it is a party.

            (c) Indemnity Baskets/Limitations for the Shareholders. The Parent Group shall not have the right to be indemnified pursuant to Section 8.1(a)(i)(other than for breaches of Section 3.1, Section 3.2, Section 3.3,
Section 3.4(a) , Section 3.5(a), Section 3.12 and Section 3.24 (collectively, the "Shareholder Excluded Representations and Warranties") and Section 3.10) unless and until the Parent Group shall have incurred on a cumulative basis since the Closing Date aggregate Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality, knowledge or "Material Adverse Effect") in an amount exceeding $100,000, and then only to the extent of such excess. The sum of all Losses (without giving effect, in determining whether and to what extent representations and warranties were breached or Losses were incurred, to qualifications therein relating to materiality, knowledge or "Material Adverse Effect") pursuant to which indemnification is payable by the Shareholders shall be subject to the following limitations:

                 (i) the Parent Group shall not be entitled to be indemnified for any Losses indemnifiable pursuant to Section 8.1(a)(i)(other than Shareholder Excluded Representations and Warranties), Section 8.1(a)(iii) and Section 8.1(a)(vi) in excess of $3,500,000 in the aggregate; provided, however, that, if any such Losses are indemnifiable pursuant to Section 8.1(a)(iii), then such maximum amount shall not apply to the extent that the exercise of the forfeiture right of the Parent Group in respect of Parent Common Stock or other equity securities pursuant to Section 8.1(d) would permit recovery of Losses in excess of such amount;

                 (ii) the Parent Group shall not be entitled to be indemnified for any Losses indemnifiable pursuant to Section 8.1(a)(iv) in excess of $3,500,000 in the aggregate; and

                 (iii) the Parent Group shall not be entitled to be indemnified for any Losses indemnifiable pursuant to Section 8.1(a)(ii), Section 8.1(aa) or as a result of the untruth, inaccuracy or breach of any Shareholder Excluded Representations and Warranties in excess of $10,000,000 in the aggregate.

            (d) Form of Satisfaction of Certain Shareholder Indemnity Obligations. The indemnification obligations of the Shareholders related to Losses for which the Parent Group is entitled to be indemnified hereunder pursuant to Section 8.1(a)(i)
(other than the Shareholder Excluded Representations and Warranties), Section 8.1(a)(iii) and Section 8.1(a)(vi) which do not exceed the limitations set forth in Section 8.1(c)(i)shall be satisfied solely by set off by the Parent against any obligations under the Notes (on a joint and several basis among the Shareholders, in a manner which is consistent with Section 8.1(a)). Any Losses for which the Parent Group is entitled to be indemnified pursuant to Section 8.1(a)(i) in respect of a breach of Section 3.10 or pursuant to Section 8.1(a)(vi) shall not be limited to satisfaction by set off against the Notes to the extent that the obligation to indemnify the Parent Group for such Losses arises after the Notes have been paid (either partially or in full). The indemnification obligations of the Shareholders for excess Losses for which the Parent Group is entitled to be indemnified hereunder pursuant to the proviso in
Section 8.1(c)(i) may be satisfied solely by the forfeiture in accordance with
Section 8.1(e) to the Parent of the appropriate number of shares of Parent Common Stock (and other equity securities of the Parent Group held by the Shareholders) based upon the Fair Value Per Share (in each case, on a several (and not a joint and several) basis by the Shareholders, in a manner that is consistent with Section 8.1(a)) (provided that, in no event shall the Fair Value Per Share solely in such case be deemed to be less than $2.00).

            (e) Forfeiture of Parent Common Stock. In order to comply with the obligations of the Shareholders in respect of the forfeiture rights under
Section 8.1(d) and in order to secure all other obligations of the Shareholders hereunder, each of the Shareholders hereby grants an option to the Parent to purchase shares of Parent Common Stock (and all other equity securities of the Parent Group held by him or her) for an aggregate purchase price of $1.00, such option to be exercisable solely in connection with the satisfaction of the Shareholders' obligations hereunder. Such forfeiture right shall be exercisable by the Parent upon three days written notice to the Shareholders' Representative. Upon payment of $1.00 by the Parent, the Shareholders shall deliver to the Parent certificates, duly endorsed for transfer, representing the number of shares of Parent Common Stock (and/or other equity securities of the Parent Group) being forfeited. Such Parent Common Stock (and/or other equity securities of the Parent Group) shall automatically, without any action on the part of the Shareholders or the Parent, be cancelled and shall cease to be outstanding upon delivery by the Parent of such $1.00, whether or not such certificates are delivered or endorsed for transfer. No Shareholder shall sell, transfer, grant a lien in or otherwise dispose of any shares of Parent Common Stock, any such other equity securities or Notes unless the transferee agrees in writing to be subject to the agreements set forth in this Agreement.

            (f) Indemnity Baskets/Limitations for the Parent. The Shareholders shall not have the right to be indemnified pursuant to Section 8.1(b) (other than for breaches of Section 5.1, Section 5.2, Section 5.3, Section 5.4(a),
Section 5.7, and Section 5.11 (collectively, the "Parent Excluded Representations and Warranties")) unless and until the Shareholders shall have incurred on a cumulative basis since the Closing Date aggregate Losses otherwise entitled to indemnification hereunder in an amount exceeding $100,000 and then only to the extent of such excess. The sum of all Losses pursuant to which indemnification is payable by the Parent (i) pursuant to Section 8.1(b)(other than Parent Excluded Representations and Warranties), shall not exceed $1,000,000 in the aggregate and (ii) for breaches of Parent Excluded Representations and Warranties shall not exceed $3,500,000 in the aggregate. At the election of the Parent, the indemnification obligations of the Parent related to Losses for which the Shareholders are entitled to be indemnified hereunder may be satisfied by any combination of cash, Notes and/or Parent Common Stock. The principal amount of any Notes issued in satisfaction of any such obligation shall be equal to the amount of the Losses to be satisfied by the issuance of such Notes. The number of shares of Parent Common Stock issued in satisfaction of any such obligation shall be an appropriate number of shares of Parent Common Stock based on the Fair Value Per Share and the amount of the Losses to be satisfied by the issuance of such shares of Parent Common Stock.

            (g) In the case of any Taxes that are payable for a Straddle Tax Period, the portions of such Taxes that are Pre-Closing Taxes shall be deemed to be:

                 (i) in the case of any Tax not measured by income, receipts, gains or similar amounts, the amount of such Tax for the Straddle Tax Period multiplied by a fraction the numerator of which is the number of days in the Straddle Tax Period on or prior to the Closing Date and the denominator of which is the number of days in the entire Straddle Tax Period; and

                 (ii) in the case of any Tax not described in (i) above, the amount that would be payable if the relevant Tax period ended as of the end of the Closing Date.

8.2   Assertion of Claims.
      -------------------

      No claim shall be brought under Section 8.1 unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.3 of any Third-Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal Proceedings subsequent to the Survival Date for the enforcement of their rights under Section 8.1.

8.3   Notice and Defense of Third-Party Claims.
      ----------------------------------------

      The obligations and Liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of Liability by third parties (each, a "Third-Party Claim") shall be subject to the following terms and conditions:

            (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third-Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third-Party Claim and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Person in notifying any Indemnifying Person shall relieve the Indemnifying Person from any Liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is materially prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third-Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

            (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third-Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third-Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third-Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or Proceeding is reasonably likely to have an effect on any other matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third-Party Claim in a timely fashion.

            (c) If the Indemnifying Persons shall assume the defense of a Third-Party Claim (under circumstances in which the proviso to Section 8.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third-Party Claim by giving the written acknowledgement referred to in Section 8.3(b), or are otherwise restricted from so assuming by the proviso to Section 8.3(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third-Party Claim, with counsel which shall be satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

            (d) If the Indemnifying Persons exercise their right to assume the defense of a Third-Party Claim, they shall not make any settlement of any claims without obtaining in connection therewith a full release of the Indemnified Persons, in form and substance satisfactory to the Indemnified Persons.

            (e) If an Indemnified Person has a claim against a third party in respect of a Loss which is subject to indemnification hereunder, such Indemnified Person shall transfer, assign and convey such claim to the Indemnifying Persons to the extent of any payment in respect of such Loss by the Indemnifying Persons after the Indemnifying Persons shall have fully satisfied any and all of their obligations hereunder in respect of such Loss.

8.4   Survival of Representations and Warranties.
      ------------------------------------------

      Subject to the further provisions of this Section 8.4, the representations and warranties of the Shareholders contained in this Agreement and the Related Documents and the representations and warranties of the Parent contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.20 and the right of the Parent Group to be indemnified pursuant to Section 8.1(a)(iii) shall survive the Closing until the third anniversary of the Closing Date, (ii) the representations and warranties set forth in Section 3.10 (other than Section 3.10(d)) and Section 3.11 and the right of the Parent Group to be indemnified pursuant to Section 8.1(a)(v) and Section 8.1(a)(vi) shall survive the Closing until the expiration of all applicable statutes of limitations, and (iii) the Shareholders Excluded Representations and Warranties, the Parent Excluded Representations and Warranties and the right of the Parent Group to be indemnified pursuant to Section 8.1(a)(ii), Section 8.1(a)(iv), Section 8.1(a)(vii) and Section 8.1(aa) shall survive the Closing and remain in full force and effect indefinitely without time limit. The covenants and other agreements of the parties contained in this Agreement and the Related Documents shall survive the Closing until they are otherwise terminated, whether pursuant to their terms or pursuant to applicable Law.

8.5   No Third Party Reliance.
      -----------------------

      Anything contained herein to the contrary notwithstanding, the representations and warranties of the Shareholders contained in this Agreement and the Related Documents are being given as an inducement to the Parent to enter into this Agreement and the Related Documents to which the Parent is a party (and the Shareholders acknowledge that the Parent has expressly relied thereon) and the representations and warranties of the Parent contained in this Agreement and the Related Documents are being given as an inducement to the Shareholders to enter into this Agreement and the Related Documents to which the Shareholders are a party (and the Parent acknowledges that the Shareholders have relied thereon).

8.6   General Release.
      ---------------

            (a) Each of the Shareholders does hereby release forever and discharge the Company and the Subsidiaries, each of their respective Affiliates, officers, managers, directors, members and employees of and from any and all claims, demands, causes of action, damages or liabilities of any kind or nature whatsoever which relate to or arise out of any dealings, relationships or transactions by and between him or her and the Company, the Subsidiaries, any of its Affiliates or any of their respective officers, directors, managers and employees, in law or equity which against the Company, any of its subsidiaries, any of its other Affiliates or any of their respective officers, directors, managers and employees he or she ever had, now has or which he, she or it hereafter can, shall or may have, whether or not now known, from the beginning of the world to the Closing Date. Each of the Shareholders understands and agrees that he or she is expressly waiving all claims, even those he or she may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and such Shareholder waives any rights under applicable Law that provide to the contrary.

            (b) The release set forth in the immediately preceding paragraph shall not apply to any rights such Shareholder has pursuant to (i) this Agreement or any Related Documents, (ii) any immunities and indemnification under the Company's or the Subsidiaries' articles or certificate of incorporation, bylaws or contractual arrangements, including, without limitation, the Management Agreement and (iii) any directors' and officers' liability insurance policies, if any, maintained by or on behalf of the Company or the Subsidiaries. In addition, notwithstanding the release set forth in the immediately preceding paragraph, the Shareholders of the Company who are or were also officers or employees of the Company or the Subsidiaries shall be entitled to reimbursement from the Company for all out-of-pocket business expenses incurred in the ordinary course of business prior to the Closing.

8.7   Remedies Exclusive.
      ------------------

      The remedies provided for in this Article VIII shall be the exclusive remedies (other than under Section 10.14) of the Indemnified Persons in connection with any claim, demand, loss, Liability or obligation arising under this Agreement or in connection with the transactions contemplated hereby; provided, however, that nothing in this Section 8.7 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement or the Related Documents under or in respect of any other instrument or agreement to which such Person may be a party or for fraud.

                                   ARTICLE IX

                       TERMINATION; EFFECT OF TERMINATION

9.1   Termination.
      -----------

            (a) This Agreement may be terminated at any time prior to the Closing by:

                 (i) the mutual consent of the Parent and the Shareholders' Representative; or

                 (ii) either the Parent or the Shareholders' Representative if the Closing shall not have been consummated by December 31, 2001 without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to a party whose breach or violation of any representation, warranty or covenant under this Agreement has been a cause of or has resulted in the failure of the Closing to occur on or before such date; and provided further that, such date shall be automatically extended to January 21, 2002 if the failure to consummate the Closing by December 31, 2001 is due to the failure of any party to satisfy a condition precedent (x) hereto or (y) to the Asset Purchase Agreement, in either case where such condition precedent requires the consent of any third party, which third party consent is outside the control of such party hereto or thereto; or

                 (iii) the Parent if there has been a material breach by the Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement or any Related Document and which the Shareholders fail to cure within 10 Business Days after written notice thereof is given by the Parent (except no cure period shall be provided for a breach by the Shareholders which by its nature cannot be cured); or

                 (iv) the Shareholders' Representative, if there has been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement or any

     Related Document on the part of the Parent which is material and which the Parent fails to cure within 10 Business Days after written notice thereof is given by the Shareholders' Representative (except no cure period shall be provided for a breach by the Parent which by its nature cannot be cured); or

                 (v) either the Shareholders' Representative or the Parent, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable; provided, however, that neither the Shareholders' Representative nor the Parent shall be entitled to terminate this Agreement if such party's breach of this Agreement or any Related Document has prevented the satisfaction of a condition.

            (b) Any termination pursuant to Section 9.1(a)(i) shall be effected by a written instrument signed by the Parent and the Shareholders' Representative, and any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a)(i)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

9.2   Effect of Termination.
      ---------------------

      In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except for this
Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

9.3   Shareholders' Representative.
      ----------------------------

      The Shareholders agree among themselves as follows:

            (a) Appointment. The Shareholders, for themselves and their personal representatives and other successors, hereby constitute and appoint Steven I. Geringer, as their agent (the "Shareholders' Representative"), with full power and authority, in the name of and for and on behalf of the Shareholders, to take all action required or permitted under this Agreement by the Shareholders (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents, amendments, and related matters or determinations). In the event of the death, physical or mental incapacity or resignation of Steven I. Geringer or any successor Shareholders' Representative, the Shareholders shall promptly appoint a substitute or substitutes and shall advise the other parties hereto. The authority conferred under this Section 9.3(a) is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Shareholders or by operation of Law, whether by the death or incapacity of any Shareholder, the termination of any trust or estate or the occurrence of any other event. If any Shareholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Shareholders' Representative pursuant to this Section 9.3(a) shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not any Person shall have received notice of such death, incapacity, termination or other event.

            (b) The Shareholders' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him by any Person or any other evidence deemed by the Shareholders' Representative to be reasonably reliable, and the Shareholders' Representative shall be entitled to act on the advice of counsel selected by him. The Shareholders' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless he shall have received such advice or concurrence of the Shareholders as he deems appropriate or he shall have been expressly indemnified to his satisfaction by the Shareholders severally according to their respective Shareholder Percentages against any and all Liability and expense that the Shareholders' Representative may incur by reason of taking or continuing to take any such action. The Shareholders' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Shareholders whose aggregate Shareholder Percentages equal or exceed 51%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Shareholders.

            (c) The Shareholders' Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Shareholders' Representative deems to be necessary or appropriate in connection with his performance of his obligations under this Agreement. All such fees and expenses (including reasonable attorneys' fees) incurred by the Shareholders' Representative prior to the Closing shall be borne by the Shareholders according to their respective Shareholder Percentages.

            (d) The Shareholders hereby agree severally to indemnify the Shareholders' Representative (in his capacity as such) ratably according to their respective Shareholder Percentages against, and to hold the Shareholders' Representative (in his capacity as such) harmless from, any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Shareholders' Representative in such capacity in any way relating to or arising out of his action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, however, that no Shareholder shall be liable for the payment of any portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Shareholders' Representative as determined by a final decision of a court of competent jurisdiction no longer subject to appeal. The agreements in this paragraph shall survive the termination of this Agreement.

            (e) Except for liability to the Shareholders resulting solely from his gross negligence or willful misconduct as determined by a final decision of a court of competent jurisdiction no longer subject to appeal, the Shareholders' Representative shall have no liability to any Person as a result of his status as the Shareholders' Representative.

            (f) The Parent shall be entitled to rely on the fact that any action taken, document executed or determination made by the Shareholders' Representative on behalf of the Shareholders under this Agreement shall have been fully authorized by the Shareholders and shall be valid, binding and enforceable against all of the Shareholders. No Shareholder shall be entitled to contest or challenge any such action taken, document executed or determination made by the Shareholders' Representative on behalf of the Shareholders.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1  Doramus Non-Compete; Non-Solicitation.
      -------------------------------------

            (a) Subject to the further provisions of this Section 10.1, during the period commencing on the Closing Date and ending on the date which is six months following the Closing Date (the "Non-Compete Period)", James A. Doramus ("Doramus") covenants and agrees that he will not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in or otherwise competes with the same or similar businesses as Camelot Care Corporation, Camelot Care Centers, Inc. or Camelot Community Care (collectively, the "Camelot Companies"), within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person. The "Territory" shall be comprised of those geographic locations and populations in which the Camelot Companies conduct such business during the Non-Compete Period. To the extent that the covenant provided for in this Section 10.1(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

            (b) During the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, Doramus covenants and agrees that he will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee of the Camelot Companies to terminate his or her employment with the Camelot Companies or employ any such individual during his or her employment with the Camelot Companies and for a period of one year after such individual terminates his or her employment with the Camelot Companies, (B) solicit any customer of the Camelot Companies to purchase or distribute information or services of or on behalf of him or any other Person, or (c) take any action that may cause injury to the relationships between the Camelot Companies and any of their employees and any lessor, lessee, vendor, supplier, customer, employee, consultant or other business associate of the Camelot Companies.

            (c) Notwithstanding the foregoing, and as specific exceptions to the foregoing, Doramus shall be permitted to:

                 (i) provide legal services of any kind or nature, whether on a contract basis or in an employment relationship;

                 (ii) provide computer based management systems to any entity, including services provided by Qualifacts;

                 (iii) provide services of any kind with respect to therapeutic schools, residential treatment programs, acute care psychiatric facilities, or mental retardation/development delayed populations; and

                 (iv) own not more than ten percent (10%) (on a fully diluted basis) of the outstanding securities of any Person.

            (d) Doramus understands that the foregoing restrictions may limit his ability to earn a livelihood but he nevertheless believes that he has received sufficient consideration and other benefits provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), he does not believe would prevent him from otherwise earning a living.

10.2  Transaction Expenses.
      --------------------

            (a) The Shareholders shall pay all of their expenses incurred in connection with the transactions contemplated hereby.

            (b) The Parent shall pay all of its expenses incurred in connection with the transactions contemplated hereby.

            (c) The Shareholders shall pay all transfer, stamp (including documentary stamp taxes, if any) and other similar Taxes with respect to the transactions contemplated hereby.

10.3  Amendment.
      ---------

      This Agreement may not be amended except by an instrument in writing signed by the Parent and the Shareholders' Representative.

10.4  Entire Agreement.
      ----------------

      This Agreement and the other agreements and documents referenced herein (including, but not limited to, the Schedules and the Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the letter of intent dated as of February 2, 2001, as amended).

10.5  Severability.
      ------------

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.6  No Third-Party Beneficiaries; Successors and Assigns.
      ----------------------------------------------------

      Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, representatives, heirs and estates, as the case may be. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, the Parent may collaterally assign this Agreement, without the prior consent of any other party, to any direct or indirect subsidiary of the Parent referenced in
Section 1.1 or to a financial or lending institution providing financing to the Parent.

10.7  Headings.
      --------

      Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

10.8  Notices.
      -------

      All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to any Shareholder or Guarantor, to such Shareholder at such Shareholder's address set forth on Schedule I hereto or to such Guarantor at such Guarantor's address set forth under its signature hereto;

               with a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street
                  Suite 2700
                  Nashville, Tennessee  37238
                  Attention:   Bob F. Thompson, Esq.
                  Telecopier:  (615) 742-2762; and

          (b)  if to the Company, to:

                  Camelot Care Corporation
                  102 Woodmont Boulevard
                  Suite 450
                  Nashville, Tennessee  37205
                  Attention:   Chief Executive Officer
                  Telecopier:  (615) 386-1225;

               with a copy to:

                  Bass, Berry & Sims PLC
                  315 Deaderick Street
                  Suite 2700
                  Nashville, Tennessee  37238
                  Attention:   Bob F. Thompson, Esq.
                  Telecopier:  (615) 742-2762; and

          (c)  if to Parent or the Sub, to:

                  The Providence Service Corporation
                  620 North Craycroft
                  Tucson, Arizona  85711
                  Attention:   Chief Executive Officer
                  Telecopier:  (520) 748-1448;

               with a copy to:

                  O'Sullivan LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attention:   Ilan S. Nissan, Esq.
                  Telecopier:  (212) 408-2420.

All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by telecopy, on the date of such delivery, (c) in the case of delivery by nationally-recognized overnight courier, on the Business Day following dispatch, and (d) in the case of mailing, on the third following such mailing.

10.9  Counterparts.
      ------------

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

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

10.10 Governing Law.
      -------------

      This Agreement shall be governed by and construed in accordance with the Laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Arizona.

10.11 Incorporation of Exhibits and Schedules.
      ---------------------------------------

      The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.12 Construction.
      ------------

      Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

10.13 Non-Merger of Representations and Warranties.
      --------------------------------------------

      Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing in accordance with the express terms of this Agreement, notwithstanding the Closing or any investigation made by or on behalf of any party, and shall continue in full force and effect. The Closing shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

10.14 Remedies.
      --------

      Subject to the provisions of Section 8.7, the parties shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

10.15 Jurisdiction, Etc.
      -----------------

            (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Arizona State court or federal court of the United States of America sitting in the State of Arizona, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Arizona State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Arizona State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.16 Waiver of Jury Trial.
      --------------------

      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.17 Independence of Covenants and Representations and Warranties.
      ------------------------------------------------------------

      All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

10.18 Termination of Shareholder Agreements and Registration Rights Agreements.
      ------------------------------------------------------------------------

      The Stockholders and the Company hereby agree that, as of the Effective Time, all existing agreements, arrangements and understandings (including, without limitation, the Registration Rights and Shareholders Agreement, dated October 15, 1996, by and among the Company and the Shareholders party thereto, as amended), between the Company, any of its Subsidiaries and the Shareholders and/or among all or any of the Shareholders, shall automatically be terminated and of no further force or effect.

                                      * * *
                                       63

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement and Plan of Merger as of the date first written above.

                                            THE PROVIDENCE SERVICE CORPORATION


                                            By:     /s/  Fletcher McCusker
                                               ---------------------------------
                                               Name:    Fletcher J. McCusker
                                               Title: Chief Executive Officer


                                            CAMELOT ACQUISITION CORPORATION

                                            By:     /s/  Fletcher McCusker
                                               ---------------------------------
                                               Name:     Fletcher J. McCusker
                                               Title:  Chairman /Chief Executive
                                                              Officer


                                            CAMELOT CARE CORPORATION

                                            By:    /s/  James V. Doramus
                                               ---------------------------------
                                               Name:  James V. Doramus
                                               Title:    President


                                            STEVEN I. GERINGER, as
                                            Shareholders' Representative


                                            By:    /s/  Steven I. Geringer
                                               ---------------------------------
                                                      Steven I. Geringer


                                            SHAREHOLDERS:

                                                /s/  Philip N. Bredesen and
                                                        Andrea Conte
                                               ---------------------------------
                                                  Philip N. Bredesen and
                                                   Andrea Conte, JTWROS


                                                   /s/  James V. Doramus
                                               ---------------------------------
                                                      James V. Doramus

Agreement and Plan of Merger          S-1

                                            GERINGER FAMILY TRUST
                                            u/a June 26, 1996

                                                   /s/  Steven I. Geringer
                                               ---------------------------------
                                               Name:  Steven I. Geringer
                                               Title:      Trustee


                                                   /s/  Aleta A. Trauger
                                               ---------------------------------
                                                       Aleta A. Trauger


                                                    /s/  Lynn C. Chalache
                                               ---------------------------------
                                                       Lynn C. Chalache


                                            LAURA FLOWERS FAMILY TRUST
                                            Dated November 17, 1995

                                                   /s/  Laura Flowers
                                               ---------------------------------
                                               Name:  Laura Flowers
                                               Title:    Trustee


                                            JAMES E. SPICER FAMILY TRUST
                                            Dated November 23, 1987, as amended


                                                   /s/  James E. Spicer
                                               ---------------------------------
                                               Name:  James E. Spicer
                                               Title:    Trustee


                                            SHIRLEY J. SPICER FAMILY TRUST
                                            Dated November 23, 1987, as amended


                                                  /s/  Shirley J. Spicer
                                               ---------------------------------
                                               Name:  Shirley J. Spicer
                                               Title:     Trustee

Agreement and Plan of Merger           S-2

                                                  /s/  Jane B. Terrell
                                              ----------------------------------
                                                    Jane B. Terrell


                                                 /s/  Byron R. Trauger
                                              ----------------------------------
                                                    Byron R. Trauger


                                                 /s/  Jill MacAlister
                                              ----------------------------------
                                                    Jill MacAlister


                                                 /s/  Gregory K. McCullough
                                              ----------------------------------
                                                    Gregory K. McCullough


                                           FOR PURPOSES OF SECTION 10.1:


                                                    /s/  James Doramus
                                              ----------------------------------
                                                     James Doramus

Agreement and Plan of Merger          S-3

     Each of the undersigned hereby guarantees the due performance and payment of all of the obligations of each Shareholder referenced above the undersigned's signature, such guarantee to constitute a guaranty of payment and not collection:

                                           GERINGER FAMILY TRUST
                                           u/a June 26, 1996


                                           By:     /s/  Steven I. Geringer
                                              ----------------------------------
                                           Guarantor's Name:  Steven I. Geringer
                                           Address: 5915 E. Via Del Cielo
                                                    Paradise Valley, AZ 85253
                                           Telephone: (602) 522-7105
                                           Facsimile: (480) 991-9661


                                           LAURA FLOWERS FAMILY TRUST
                                           Dated November 17, 1995


                                           By:      /s/  Laura Flowers
                                              ----------------------------------
                                           Guarantor's Name:  Laura Flowers
                                           Address: 2800 Countryside Blvd. #2
                                                    Clearwater, FL 33461
                                           Telephone: (727) 723-2739
                                           Facsimile: (727) 533-9199


                                           JAMES E. SPICER FAMILY TRUST
                                           Dated November 23, 1987, as amended


                                           By:    /s/  James E. Spicer
                                              ----------------------------------
                                           Guarantor's Name:  James E. Spicer
                                           Address: 16104 Gulf Blvd.
                                                    Redington Beach, FL 33708
                                           Telephone: (727) 533-9000
                                           Facsimile: (727) 533-9199

Agreement and Plan of Merger          S-4

                                           SHIRLEY J. SPICER FAMILY TRUST
                                           Dated November 23, 1987, as amended


                                           By:    /s/  Shirley J. Spicer
                                              ----------------------------------
                                           Guarantor's Name:  Shirley J. Spicer
                                           Address: 16104 Gulf Blvd.
                                                    Redington Beach, FL 33708
                                           Telephone: (727) 533-9000
                                           Facsimile: (727) 533-9199

Agreement and Plan of Merger          S-5

                                                                         Annex I
                                                                         -------
                                   DEFINITIONS
                                   -----------

     The following terms used in the Agreement and Plan of Merger shall have the following respective meanings:

     "Accounting Firm" means Ernst & Young, or if such firm is unable or unwilling to act, such other independent "Big 5" public accounting firm as shall be agreed upon by the Parent and Shareholders in writing or, if such parties cannot so agree within the 30-calendar day period referred to in Section 1.10(b), by lot from among the remaining independent "Big 5" public accounting firms willing to act.

     "Affiliate" means, with respect to any Person, (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), or (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is Controlled by, or is under common Control with, such Person.

     "Agreement" has the meaning set forth in the caption.

     "Appraisal Shares" has the meaning set forth in Section 1.11.

     "Asset Disposition" has the meaning set forth in Section 7.2(u).

     "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of the date hereof, by and between Camelot Care Centers, Inc. and the RTC Purchasers, as the same may be amended from time to time.

     "Books and Records" means all books of account, tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Company and the Subsidiaries (whether in written, printed, electronic or computer printout form).

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

     "Camelot Care" has the meaning set forth in the preamble.

     "Camelot Community Care" has the meaning set forth in Section 3.33.

     "Camelot Companies" has the meaning set forth in Section 10.1(a).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act.

     "Certificate of Merger" has the meaning set forth in Section 1.2.

                                     A-1 -

     "CHAMPUS" has the meaning set forth in Section 3.31(a).

     "Closing" has the meaning set forth in Article II.

     "Closing Balance Sheet" has the meaning set forth in Section 1.10(a).

     "Closing Date" has the meaning set forth in Article II.

     "COBRA" has the meaning set forth in Section 3.11(b).

     "Code" has the meaning set forth in Section 3.10(a).

     "Common Stock" has the meaning set forth in the preamble.

     "Common Stock Merger Cash Consideration" has the meaning set forth in
Section 1.7(a).

     "Common Stock Merger Notes Consideration" has the meaning set forth in
Section 1.7(a).

     "Common Stock Merger Shares Consideration" has the meaning set forth in
Section 1.7(a).

     "Company" has the meaning set forth in the caption.

     "Company Monthly Financial Statement" has the meaning set forth in Section 3.6(b).

     "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, permit, concession, franchise or license.

     "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Covered Properties" has the meaning set forth in Section 3.20(a).

     "Determination" has the meaning set forth in the definition for Fair Value Per Share.

     "Determination Notice" has the meaning set forth in the definition for Fair Value Per Share.

     "DGCL" means the Delaware General Corporation Law, as in effect from time to time.

     "Effective Time" has the meaning set forth in Section 1.2.

                                      A-2 -

     "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

     "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all of the foregoing relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C.Sections6901, et seq., the Clean Air Act, as amended, 42 U.S.C.Sections7401 et seq., the Federal Water Pollution Control
Act, as amended, 33 U.S.C.Sections1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.Sections11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C.Section 1804 et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated hereunder and the Occupational Health and Safety Act, R.S.O. 1990, c.O.1, as amended, and the regulations promulgated under the foregoing.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

     "Excess W.C." has the meaning set forth in Section 1.10(d).

     "Excluded A.R." means all accounts receivable and other obligations owed to, or held by, the Company or any Subsidiary that directly arise from services rendered during the fourth month prior to the Closing Date and all months prior thereto, each of which is set forth on Schedule 1.10(a). A third party independent accountant located in Nashville, Tennessee, selected by the Shareholders' Representative, subject to the approval by the Parent, which approval shall not be unreasonably withheld, shall have full access to the books and records of the Company relating to the Excluded A.R. during the normal business hours of the Company to monitor the collection and the distribution of the Excluded A.R. Net Proceeds. The cost of such

                                     A-3 -
independent accountant shall be borne equally by the Parent and the Shareholders (each in accordance with his or her Shareholder Percentage).

     "Excluded A.R. Net Proceeds" means any gross cash proceeds received by the Company or and Subsidiary in respect of Excluded A.R. net of any collection expenses or fees incurred and net of a collection and processing fee of 7% of the amount such gross cash proceeds.

     "Exclusive Period" has the meaning set forth in Section 6.7.

     "Fair Value Per Share" shall mean, as of any date of determination, the fair value of each share of Parent Common Stock (or, with respect to a warrant or option, or similar right, the fair value of each such share obtainable upon exercise thereof net of the exercise price), determined as follows: At any time that the Fair Value Per Share shall be required to be determined hereunder, the board of directors of the Parent (excluding the Shareholder whose Parent Common Stock may be the subject thereof, if any) shall make a good faith determination (the "Determination") of the fair value of each such share, and shall provide to the Shareholder with respect to whose shares such determination is being made a written notice thereof which notice shall set forth supporting data in respect of such calculation (the "Determination Notice"). The Shareholder shall have 10 days following receipt of the Determination Notice within which to deliver to the Parent, a written notice of an objection, if any, to the Determination, which notice shall set forth the Shareholder's good faith determination (the "Shareholder's Determination") of the fair value of each share of Parent Common Stock. The failure by the Shareholder to deliver such notice within such 10-day period shall constitute the Shareholder's acceptance of the Determination as conclusive. In the event of the timely delivery of such notice, the Parent and the Shareholder shall attempt in good faith to arrive at an agreement with respect to the Fair Value Per Share, which agreement shall be set forth in writing within 15 days following delivery of such notice. If such Persons are unable to reach an agreement within such 15-day period, the matter shall be promptly referred for determination to a regionally or nationally recognized investment banking or valuation firm (the "Valuer") reasonably acceptable to such Persons. Such Persons will cooperate with each other in good faith to select such Valuer. The Valuer may select the Determination or the Shareholder's Determination as the Fair Value Per Share or may select any other number or value. The Valuer's selection will be furnished to such Persons in writing and be conclusive and binding upon such Persons and shall not be subject to collateral attack. The fees and expenses of the Valuer shall be borne equally by the Parent, on the one hand and the Shareholder on the other hand with respect to whose shares such determination relates, unless the Valuer's determination of Fair Value Per Share is within (i) 10% of the Determination, in which case all of the Valuer's fees and expenses shall be borne by such Shareholder or (ii) 10% of the Shareholders' Determination, in which case all of the Valuer's fees and expenses shall borne by the Parent.

     "Final W.C." has the meaning set forth Section 1.10(a).

     "Final W.C. Statement" has the meaning set forth in Section 1.10(a).

     "Financial Statements" has the meaning set forth in Section 3.6(c).

                                     A-4 -

     "Funded Indebtedness" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course) of the Company and the Subsidiaries; (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company and the Subsidiaries, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the relevant debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "Guaranty"), but excluding endorsements of checks and other instruments in the ordinary course; (iii) indebtedness of the type described in clause (i) above secured by any Encumbrances upon property owned by the Company or the Subsidiaries, even though such Person has not in any manner become liable for the payment of such indebtedness; (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; and (v) all obligations under leases of the Company or the Subsidiaries which are required to be reflected as liabilities on the balance sheet of such Person by GAAP. The term Funded Indebtedness shall specifically exclude any indebtedness incurred in connection with the financing for the transactions contemplated hereunder.

     "GAAP" means generally accepted accounting principles in the United States of America applied on a basis which is consistent with the Latest Audited Balance Sheet.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state, provincial or local.

     "Guaranty" has the meaning set forth in the definition for Funded Indebtedness.

     "Heller" has the meaning set forth in Section 7.2(k).

     "HIPAA" has the meaning set forth in Section 3.11(b).

     "Indemnified Persons" means the Persons entitled to indemnification under
Article VIII.

     "Indemnifying Persons" means the Persons obligated to indemnify an Indemnified Person under Article VIII.

     "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

     "Latest Audited Balance Sheet" has the meaning set forth in Section 3.6(a).

                                     A-5 -

     "Latest Audited Balance Sheet Date" has the meaning set forth in Section 3.6(a).

     "Latest Balance Sheet" has the meaning set forth in Section 3.6(a).

     "Latest Balance Sheet Date" has the meaning set forth in Section 3.6(a).

     "Latest Parent Balance Sheet" has the meaning set forth in Section 5.5(a).

     "Latest Parent Balance Sheet Closing Date" has the meaning set forth in
Section 5.5(a).

     "Law" means all international, European Union, national, federal, state or local laws (both common and statute law and civil and criminal law) and all legislation and regulatory codes of practice (including without limitation, statutory instruments, guidance notes, circulars, directives, decisions, rules, regulations, treaties and conventions) or Orders of any Governmental Entity.

     "Liability" means any liability or obligation (including as related to Taxes), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "Losses" means any and all losses, claims, costs, shortages, damages, Liabilities (including non-cash losses or reductions in value or Liabilities arising as a result of a breach of any representation or warranty hereunder or under the Related Documents), expenses (including attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under Article VIII, in each case, (i) net of any cash insurance benefits actually received and (ii) net of any Tax benefits realized in respect of the Losses for which the indemnification payments are being made. For purposes of this definition, Tax benefits realized shall mean the sum of all reductions in federal, state and local Taxes payable by the Indemnified Person solely as a result of the Losses for which the indemnification payments are being made. All calculations shall be made using reasonable assumptions agreed upon by the parties hereto including the timing of the utilization of any such Tax benefits, and any such Tax benefits shall be assumed to be utilized in a given Tax year only after all other Tax benefits available in such year have first been taken into account. Future Tax benefits, if any, shall be discounted to present value using a discount rate of 10%. If a Tax benefit that has been taken into account for purposes of calculating Losses hereunder is wholly or partially disallowed by a taxing authority, the Indemnifying Person shall pay the Indemnified Person the amount that would have been paid originally with respect to such Losses had such disallowed Tax benefit not been taken into account.

     "Management Agreement" has the meaning set forth in Section 3.33.

     "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, employee

                                     A-6 -
relations or prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

     "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), operating results, liabilities, employee relations or prospects of such Person.

     "Merger" has the meaning set forth in the preamble.

     "Merger Cash Consideration" means the aggregate Common Stock Merger Cash Consideration and the aggregate Preferred Stock Merger Cash Consideration.

     "Merger Consideration" means the Merger Cash Consideration, the Merger Notes Consideration, the Merger Shares Consideration and the W.C. Adjustment Consideration.

     "Merger Notes Consideration" means the aggregate Common Stock Merger Notes Consideration and the aggregate Preferred Stock Merger Notes Consideration.

     "Merger Shares Consideration" means the aggregate Common Stock Merger Shares Consideration and the aggregate Preferred Stock Merger Shares Consideration.

     "Nashville Office" has the meaning set forth in Section 7.2(s).

     "Non-Compete Period" has the meaning set forth in Section 10.1(a).

     "Note" has the meaning set forth in Section 1.7(a).

     "Orders" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

     "Parent" has the meaning set forth in the caption.

     "Parent Common Stock" means the Class A Common Stock, $.001 par value per share, and Class B Common Stock, $0.001 par value per share, of the Parent.

     "Parent Excluded Representations and Warranties" has the meaning set forth in Section 8.1(f).

     "Parent Equity Securities" has the meaning set forth in Section 6.11.

     "Parent Financial Statements" has the meaning set forth in Section 5.5(b).

     "Parent Group" has the meaning set forth in Section 8.1(a).

     "Parent's Notice of Adjustment" has the meaning set forth in Section
1.10(b).

                                     A-7 -

     "Parent Preferred Stock" means the Series A Preferred Stock, $0.001 par value per share, the Series B Preferred Stock, $0.001 par value per share, the Series C Preferred Stock, $0.001 par value per share, and the Series D Preferred Stock, $0.001 par value per share, of the Parent.

     "Parent Shares" has the meaning set forth in Section 1.7(a).

     "Parent Subsidiaries" means Camelot Acquisition Corporation, Providence of Arizona, Inc., Family Preservation Services, Inc., Providence Service Corporation of Texas, Providence Service Corporation of Oklahoma, Family Preservation Services of Florida, Inc., Family Preservation Services of North Carolina, Inc., Providence Service Corporation of Maine, Inc., The Behavioral Assessment Center, Inc., Family Preservation Services of West Virginia, Inc., Providence Service Corporation of Nevada, People of Color Network, Inc. and Rio Grande Management Company, L.L.C.

     "Parent Unaudited 2001 Financial Statements" has the meaning set forth in
Section 5.5(a).

     "Permits" has the meaning set forth in Section 3.16.

     "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent and (iv) in the case of the Parent, any Encumbrances pursuant to its senior or senior subordinated loan facilities and any Encumbrances permitted to be outstanding thereunder.

     "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Potential Transaction" has the meaning set forth in Section 6.7.

     "Preferred Stock" has the meaning set forth in the preamble.

     "Preferred Stock Merger Cash Consideration" has the meaning set forth in
Section 1.7(a).

     "Preferred Stock Merger Notes Consideration" has the meaning set forth in
Section 1.7(a).

     "Preferred Stock Merger Shares Consideration" has the meaning set forth in
Section 1.7(a).

                                     A-8 -

     "Pre-Closing Taxes" means (i) any Taxes for a tax period (or portion thereof) that ends on or before the end of the Closing Date and (ii) for any Tax period that includes but does not end on the Closing Date (a "Straddle Tax Period"), Taxes relating to the portion of such period before the Closing Date determined pursuant to Section 8.1(e).

     "Principles" has the meaning set forth in Section 1.10(a).

     "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

     "Real Property" has the meaning set forth in Section 3.13(a).

     "Recips" has the meaning set forth in the preamble.

     "Registration Rights Agreement" has the meaning set forth in Section
7.2(d).

     "Related Documents" means the Notes, the Shareholders Agreement, the Registration Rights Agreement, the Side Letter and any other documents, agreements or instruments executed and delivered by the Company and/or the Shareholders in connection with the transactions contemplated hereunder.

     "RTC Liabilities" means all of liabilities relating to the residential treatment and education assets of the Company and the businesses related thereto.

     "RTC Purchasers" means John P. Harcourt, Jr. and Michael Piercy, MD, and their successors and permitted assigns.

     "Section 262" has the meaning set forth in Section 1.11.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shareholder's Determination" has the meaning set forth in the definition for Fair Value Per Share.

     "Shareholder Excluded Representations and Warranties" has the meaning set forth in Section 8.1(c).

     "Shareholder Percentage" means, for each Shareholder, the percentage specified on Schedule I hereto.

     "Shareholders" has the meaning set forth in the caption.

     "Shareholders Agreement" has the meaning set forth in Section 7.2(d).

     "Shareholders' Notice of Disagreement" has the meaning set forth in Section 1.10(b).

     "Shareholders' Representative" has the meaning set forth in Section 9.3(a).

                                     A-9 -

     "Shares" has the meaning set forth in the preamble.

     "Shortfall Amount" has the meaning set forth in Section 1.10(e).

     "Side Letter" has the meaning set forth in Section 7.2(w).

     "SSA" has the meaning set forth in Section 3.31(a).

     "Straddle Tax Period" has the meaning set forth in the definition of "Pre-Closing Taxes".

     "Sub" has the meaning set forth in the caption.

     "Sub Common Stock" has the meaning set forth in Section 1.6.

     "Subsidiaries" has the meaning set forth in the preamble.

     "Subject Business" has the meaning set forth in the preamble.

     "Survival Date" means the date, if any, upon which any representation, warranty, covenant or other agreement contained herein shall terminate in accordance with the terms hereof.

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "SWDA" means the Solid Waste Disposal Act, as amended.

     "Tax" means any of the Taxes.

     "Tax Affiliate" has the meaning set forth in Section 3.10(a).

     "Tax Returns" means Federal, state, provincial, local and foreign tax returns, reports, statements, declarations of elections, notices, filings and information return in respect of Taxes.

     "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, capital and transfer, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, surtaxes and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated or combined group.

     "Territory" has the meaning set forth in Section 10.1(a).

                                     A-10 -

     "Third-Party Claim" has the meaning set forth in Section 8.3.

     "Transition Period" has the meaning set forth in Section 6.1(a).

     "Valuer" has the meaning set forth in the definition for Fair Value Per Share.

     "W.C. Adjustment" has the meaning set forth in Section 1.10(f).

     "W.C. Adjustment Consideration" has the meaning set forth in Section
1.7(a).

     "W.C. Adjustment Final Determination Date" has the meaning set forth in
Section 1.10(b).

                                     A-11 -

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

          This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment") is made and entered into as of December 28, 2001, by and among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the "Parent"), CAMELOT ACQUISITION CORPORATION, a Delaware corporation (the "Sub"), CAMELOT CARE CORPORATION, a Delaware corporation (the "Company"), and STEVEN I. GERINGER, an individual, as Shareholders' Representative on behalf of all of the shareholders of the Company (collectively referred to herein as the "Shareholders" and each individually as a "Shareholder").

          WHEREAS, Parent, Sub, Company, Mr. Geringer and the Shareholders have heretofore entered into an Agreement and Plan of Merger dated as of December 11, 2001 (the "Merger Agreement"); and

          WHEREAS, Parent, Sub, Company and Mr. Geringer, on behalf of the Shareholders as Shareholders' Representative pursuant to the Merger Agreement, wish to amend the Merger Agreement in certain respects as set forth below.

          NOW THEREFORE, in consideration of the premises and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement.

     2. Effective as of the date hereof, the first sentence of subsection 9.1(a)(ii) of the Merger Agreement is amended and restated to read in full as follows:

     "either the Parent or the Shareholders' Representative if the Closing shall not have been consummated by January 31, 2002 without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to a party whose breach or violation of any representation, warranty or covenant under this Agreement has been a cause of, or has resulted in, the failure of the Closing to occur on or before such date; and provided further that, either Parent or the Shareholders' Representative may elect to automatically extend such date to February 15, 2002 by providing the other with written notice of such election; or"

     3. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first written above.

                                           THE PROVIDENCE SERVICE CORPORATION


                                           By:    /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:    Fletcher J. McCusker
                                              Title:  Chief Executive Officer


                                           CAMELOT ACQUISITION CORPORATION


                                           By:     /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:    Fletcher J. McCusker
                                              Title:  Chief Executive Officer


                                           CAMELOT CARE CORPORATION


                                           By:      /s/  James V. Doramus
                                              ----------------------------------
                                              Name:       James V. Doramus
                                              Title:  Chief Executive Officer


                                           STEVEN I. GERINGER, as
                                           Shareholders' Representative


                                           By:      /s/  Steven I. Geringer
                                              ----------------------------------
                                                        Steven I. Geringer

                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER

          This Amendment No. 2 to Agreement and Plan of Merger (this "Amendment") is made and entered into as of February 15, 2002, by and among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the "Parent"), CAMELOT ACQUISITION CORPORATION, a Delaware corporation (the "Sub"), CAMELOT CARE CORPORATION, a Delaware corporation (the "Company"), and STEVEN I. GERINGER, an individual, as Shareholders' Representative on behalf of all of the shareholders of the Company (collectively referred to herein as the "Shareholders" and each individually as a "Shareholder").

          WHEREAS, Parent, Sub, Company, Mr. Geringer and the Shareholders have heretofore entered into an Agreement and Plan of Merger dated as of December 11, 2001 and amended as of December 28, 2001 (the "Merger Agreement"); and

          WHEREAS, Parent, Sub, Company and Mr. Geringer, on behalf of the Shareholders as Shareholders' Representative pursuant to the Merger Agreement, wish to amend the Merger Agreement in certain respects as set forth below.

          NOW THEREFORE, in consideration of the premises and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement.

     2. Effective as of the date hereof, the first sentence of subsection 9.1(a)(ii) of the Merger Agreement is amended and restated to read in full as follows:

     "either the Parent or the Shareholders' Representative if the Closing shall not have been consummated by February 22, 2002 without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement under this Section 9.l(a)(ii) shall not be available to a party whose breach or violation of any representation, warranty or covenant under this Agreement has been a cause of, or has resulted in, the failure of the Closing to occur on or before such date."

     3. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first written above.

                                           THE PROVIDENCE SERVICE CORPORATION


                                           By:    /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:      Fletcher J. McCusker
                                              Title:   Chief Executive Officer


                                           CAMELOT ACQUISITION CORPORATION


                                           By:    /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:      Fletcher J. McCusker
                                              Title:   Chief Executive Officer


                                           CAMELOT CARE CORPORATION


                                           By:      /s/  James V. Doramus
                                              ----------------------------------
                                              Name:       James V. Doramus
                                              Title:   Chief Executive Officer


                                           STEVEN I. GERINGER, as
                                           Shareholders' Representative


                                           By:     /s/  Steven I. Geringer
                                              ----------------------------------
                                                      Steven I. Geringer


                                           FOR PURPOSES OF SECTION 10.1


                                                   /s/  James V. Doramus
                                              ----------------------------------
                                                      James V. Doramus

                                 AMENDMENT NO. 3
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment No. 3 to Agreement and Plan of Merger (this "Amendment") is made and entered into as of February 22, 2002, by and among THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation (the "Parent"), CAMELOT ACQUISITION CORPORATION, a Delaware corporation (the "Sub"), CAMELOT CARE CORPORATION, a Delaware corporation (the "Company"), and STEVEN I. GERINGER, an individual, as Shareholders' Representative on behalf of all of the shareholders of the Company (collectively referred to herein as the "Shareholders" and each individually as a "Shareholder").

     WHEREAS, Parent, Sub, Company, Mr. Geringer and the Shareholders have heretofore entered into an Agreement and Plan of Merger dated as of December 11, 2001 and amended as of December 28, 2001 and February 15, 2002 (the "Merger Agreement"); and

     WHEREAS, Parent, Sub, Company and Mr. Geringer, on behalf of the Shareholders as Shareholders' Representative pursuant to the Merger Agreement, wish to amend the Merger Agreement in certain respects as set forth below.

     NOW THEREFORE, in consideration of the premises and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Merger Agreement.

     2.   Effective as of the date hereof, the reference in Section 1.9 to
Schedule I shall be deleted and replaced with "Schedule I(a)," a copy of which is attached hereto.

     3. Effective as of the date hereof, the attached Schedule I(a) shall become Schedule I(a) to the Merger Agreement.

     4. Effective as of the date hereof, subsection 9.1 (a)(ii) of the Merger Agreement is amended and restated to read in full as follows:

     "either the Parent or the Shareholders' Representative if the Closing shall not have been consummated by February 28, 2002 without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to a party whose breach or violation of any representation, warranty or covenant under this Agreement has been a cause of, or has resulted in, the failure of the Closing to occur on or before such date."

     5. Effective as of the date hereof, the definition of "Excluded A.R." in Annex 1 to the Agreement is amended and restated to read in full as follows:

     "'Excluded A.R.' means all accounts receivable and other obligations owed to, or held by, the Company or any Subsidiary that directly arise from services rendered on the 91st day prior to the Closing Date and all days prior thereto. A third party independent accountant located in Nashville, Tennessee, selected by the Shareholders' Representative, subject to the approval by the Parent, which approval shall not be unreasonably withheld, shall have full access to the books and records of the Company relating to the Excluded A.R. during the normal business hours of the Company to monitor the collection and the distribution of the Excluded A.R. Net Proceeds. The cost of such independent accountant shall be borne equally by the Parent and the Shareholders (each in accordance with his or her Shareholder Percentage)."

     6. Except as expressly provided herein, the Merger Agreement shall remain in full force and effect.

     7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute but one and the same instrument.

                          [Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first written above.

                                           THE PROVIDENCE SERVICE CORPORATION


                                           By:    /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:     Fletcher J. McCusker
                                              Title:  Chief Executive Officer


                                           CAMELOT ACQUISITION CORPORATION


                                           By:    /s/  Fletcher J. McCusker
                                              ----------------------------------
                                              Name:     Fletcher J. McCusker
                                              Title:  Chief Executive Officer


                                           CAMELOT CARE CORPORATION


                                           By:     /s/  James V. Doramus
                                              ----------------------------------
                                              Name:       James V. Doramus
                                              Title:   Chief Executive Officer


                                           STEVEN I. GERINGER, as
                                           Shareholders' Representative


                                           By:    /s/  Steven I. Geringer
                                              ----------------------------------
                                                     Steven I. Geringer

                                  SCHEDULE 1(a)

          Shareholder                           Number of Shares
----------------------------------------    -----------------------

Philip N. Bredesen and Andrea Conte,          4,247,709 Preferred
           JTWROS

      James V. Doramus                          68,224 Preferred
                                                 422,352 Common

 Geringer Family Trust u/a June 26,             306,606 Preferred
            1996

      Aleta A. Trauger                          34,112 Preferred

      Lynn C. Chalache                           153,863 Common

Laura Flowers Family Trust Dated                 153,863 Common
     November 17, 1995

James E. Spicer Family Trust Dated               924,133 Common
  November 23, 1987, as amended

Shirley J. Spicer Family Trust Dated             924,133 Common
  November 23, 1987, as amended

      Jane B. Terrell                            153,863 Common

      Byron R. Trauger                           422,352 Common

      Jill MacAlister                            153,863 Common

    Gregory K. McCullough                        211,176 Common